As filed with the Securities and Exchange Commission on March 20, 2002
                                                      Registration No. 333-74846
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               __________________


                            PACIFIC INTERMEDIA, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

           Colorado                          7380                  84-1573852
---------------------------     ----------------------------  ------------------
  (State or jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                               __________________


                             1550 South Carr Street
                    Lakewood, Colorado 80232; (303) 989-5203
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                             1550 South Carr Street
                            Lakewood, Colorado 80232
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                               Ms. Tina M. Bogani
                             1550 South Carr Street
                    Lakewood, Colorado 80232; (303) 989-5203
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                  Please send copies of all correspondence to:

                               PATRICIA CUDD, ESQ.
                                Cudd & Associates
                       12441 West 49th Avenue, Suite #1-A
                           Wheat Ridge, Colorado 80033
                            Telephone: (303) 861-7273

                      Approximate date of proposed sale to
                  the public: As soon as practicable after the
                    Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                               CALCULATION OF REGISTRATION FEE
    ======================================================================================
                                               Proposed           Proposed
      Title of Each          Dollar            Maximum            Maximum          Amount of
   Class of Securities      Amount to      Offering Price        Aggregate       Registration
    to Be Registered      Be Registered       Per Share*      Offering Price*         Fee
   -------------------    -------------    --------------     --------------     -------------
 Common Stock,
  $.001 par value           $100,000            $.05             $100,000           $25.00

 TOTAL                                                           $100,000           $25.00

     *Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            PACIFIC INTERMEDIA, INC.

                              __________________

                 Cross Reference Sheet Pursuant to Rule 404 (c)
                  Showing Location in Prospectus of Information
                         Required by Items of Form SB-2

 Item                                                                                Heading or
Number                           Caption                                       Location in Prospectus
------      -------------------------------------------------------  --------------------------------------------
1.       Front of Registration Statement and Outside
         Front Cover of Prospectus. . . . . . . . . . . . . . . . .  Facing Page; Cross-Reference Sheet; Outside
                                                                     Front Cover Page

2.       Inside Front and Outside Back Cover Pages
         of Prospectus. . . . . . . . . . . . . . . . . . . . . . .  Inside Front Cover Page; Outside
                                                                     Back Cover Page

3.       Summary Information and Risk Factors . . . . . . . . . . .  Prospectus Summary; Risk Factors

4.       Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .  Use of Proceeds

5.       Determination of Offering Price. . . . . . . . . . . . . .  Outside Front Cover Page; Determination
                                                                     of Offering Price; Plan of Offering

6.       Dilution . . . . . . . . . . . . . . . . . . . . . . . . .  Dilution

7.       Selling Security Holders . . . . . . . . . . . . . . . . .  Inapplicable

8.       Plan of Distribution . . . . . . . . . . . . . . . . . . .  Facing Page; Cross-Reference Sheet; Outside
                                                                     Front Cover Page; Prospectus Summary; Plan
                                                                     of Offering

9.       Legal Proceedings. . . . . . . . . . . . . . . . . . . . .  Business - Legal Proceedings

10.      Directors, Executive Officers, Promoters and
         Control Persons. . . . . . . . . . . . . . . . . . . . . .  Management - Executive Officers and Directors

11.      Security Ownership of Certain Beneficial
         Owners and Management. . . . . . . . . . . . . . . . . . .  Principal Shareholders

12.      Description of Securities. . . . . . . . . . . . . . . . .  Prospectus Summary; Description of
                                                                     Securities - Description of Capital Stock;



                                       3


                                                                     Description of Securities - Description of
                                                                     Common Stock

13.      Interest of Named Experts and Counsel. . . . . . . .        Experts

14.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities . . .        Management - Executive Compensation -
                                                                     Indemnification


15.      Organization Within Last Five Years. . . . . . . . .        Plan of Operation

16.      Description of Business. . . . . . . . . . . . . . .        Business

17.      Management's Discussion and Analysis or
         Plan of Operation. . . . . . . . . . . . . . . . . .        Facing Page; Cross - Reference Sheet; Outside
                                                                     Front Cover Page; Plan of Operation

18.      Description of Property. . . . . . . . . . . . . . .        Business - Facilities

19.      Certain Relationships and Related
         Transactions . . . . . . . . . . . . . . . . . . . .        Certain Transactions

20.      Management's Discussion and Analysis or
         Plan of Operation. . . . . . . . . . . . . . . . . .        Facing Page; Cross - Reference Sheet; Outside
                                                                     Front Cover Page; Plan of Operation

21.      Executive Compensation . . . . . . . . . . . . . . .        Management - Executive Compensation

22.      Financial Statements . . . . . . . . . . . . . . . .        Financial Statements

23.      Changes in and Disagreements With
         Accountants on Accounting and Financial
         Disclosure . . . . . . . . . . . . . . . . . . . . .        Inapplicable

                  Preliminary Prospectus Dated March ___, 2002


SUBJECT TO COMPLETION

The information in this preliminary prospectus is not complete and may be changed. We may complete or amend this preliminary prospectus without notice. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Shares of Common Stock
                     1,000,000 Minimum - 2,000,000 Maximum
                        Minimum Investment - 2,000 Shares

                            PACIFIC INTERMEDIA, INC.
                            ------------------------

     This prospectus relates to an aggregate of 2,000,000 shares of common stock of Pacific InterMedia, Inc., offered at $.05 per share. This is a "best efforts" offering, which means that we will use our best efforts to sell the common stock and there is no commitment by any person to purchase any shares. We must sell a minimum of 1,000,000, and we may sell a maximum of 2,000,000, shares of common stock in the offering. This is a direct participation offering since we, and not an underwriter, are offering the stock. There is no public market for the common stock and no assurance that a public market will develop by reason of this offering.

     We will transmit all proceeds from subscriptions to purchase the first 1,000,000 shares of common stock by noon of the next business day following receipt to an escrow account at Citywide Banks, N.A. Subscribers have no right to the return of their funds during the term of the escrow period. If we do not receive subscriptions for at least 1,000,000 shares of common stock within 90 days from the date of this prospectus, we will refund the escrowed funds promptly to subscribers, without deduction or interest. Management, in its sole discretion, may extend the offering period for up to an additional 90 days. After we have received proceeds from the sale of 1,000,000 shares of common stock, we may continue the offering without any escrow or refund provisions until all 2,000,000 shares of common stock are sold, the expiration of 90 days from the date of this prospectus unless extended as described above or until we elect to terminate the offering, whichever occurs first.

(begin boldface)
     Investing in our common stock involves risks. See "Risk Factors" on pages 3 to 11.

     Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
(end boldface)

=====================================================================================
                            Price               Selling               Proceeds to
                          to Public         Commissions(1)       Pacific InterMedia
-------------------------------------------------------------------------------------
Per Share                 $   .05                 $-0-              $    .045(2)
-------------------------------------------------------------------------------------
Total Minimum(3)          $  50,000               $-0-              $  40,000
-------------------------------------------------------------------------------------
Total Maximum(3)          $ 100,000               $-0-              $  90,000
=====================================================================================

NOTES:

     (1) We will offer the shares of common stock directly to the public through our executive officers and directors. We will not pay any selling commissions or other compensation on sales of shares of common stock by our executive officers and directors.

     (2) Assumes the sale of the maximum 2,000,000 shares of common stock. In the event of the sale of the minimum 1,000,000 shares of common stock, the proceeds per share to Pacific InterMedia would be $.04.

     (3) Our executive officers and directors will offer the shares of common stock on a "$50,000 minimum - $100,000 maximum" basis. There will be offering expenses of $10,000. There is no assurance that any or all of the shares of common stock will be sold.

                The date of this prospectus is __________, 2002.

                               PROSPECTUS SUMMARY
                               ------------------

Pacific InterMedia
------------------

     We are a small, financial publishing company whose primary business is converting and filing registration statements, periodic reports and other forms of small to mid-sized, public companies with the U.S. Securities and Exchange Commission electronically through EDGAR. EDGAR, the Commission's Electronic Data Gathering, Analysis, and Retrieval system, performs automated collection, validation, indexing, acceptance and forwarding of submissions by companies and others who are required by law to file forms with the Commission. We are in no way affiliated with the United States Securities and Exchange Commission. We propose to offer additional financial publishing services, including the drafting and placement of articles and press releases and the creation of brochures, but we have no customers for these services as of the date of this prospectus. Our goal is to become the source of choice of small and mid-sized, public companies for their EDGAR filing and other financial publishing needs. We were organized on January 22, 2001, and are in the early stage of development. Our total sales were $20,352, and our net loss was $(7,951), for the period from inception to November 30, 2001. Our offices are located at 1550 South Carr Street, Lakewood, Colorado 80232. Our telephone number is (303) 989-5203 and our facsimile number is (303) 986-9258.

The Offering
------------

Shares of common stock offered by this prospectus:

     Minimum................................    1,000,000 shares of common stock
     Maximum................................    2,000,000 shares of common stock

     Duration of the offering...............    90 days  after the date of  this
                                                prospectus  or if  we  elect, in
                                                our    sole    discretion,    an
                                                additional 90 days

Selected Financial Information
------------------------------

     We were only recently organized. Accordingly, we only recently commenced operations in the financial publishing business, including, primarily, the provision of EDGAR filing services to small and mid-sized, public companies. We cannot be certain that we will ever generate earnings from our business.

Summary Balance Sheet Data:
--------------------------

                                                            As of
                                                      November 30, 2001
                                                      -----------------

Working Capital                                          $   (11,700)
Total Assets                                             $    14,701
Total Liabilities                                        $    19,652

Total Shareholders' Equity                               $    (4,951)


Summary Operating Data:
----------------------

                                                          Inception
                                                           through
                                                      November 30, 2001
                                                      -----------------

Net Loss                                                 $    (7,951)
Net Loss Per Share                                       $        -0-
Weighted Average Number of Shares
  of Common Stock Outstanding                              3,000,000


                                  RISK FACTORS
                                  ------------

     The purchase of the shares of common stock being offered pursuant to this prospectus is speculative and involves a high degree of risk. Before making an investment decision, prospective investors should carefully consider, along with other matters referred to in this prospectus, the following risk factors, which have set forth all of the material risks inherent in and affecting our business and this offering:

Risk Factors Related to Our Business
------------------------------------

     We are a  development-stage  company with limited prior business operations
     ---------------------------------------------------------------------------
and, accordingly, it is difficult to evaluate our business and prospects. We are
-------------------------------------------------------------------------
a financial publishing business in the early development stage. The likelihood of our success must be considered in light of our stage of development. As of the date of this prospectus, we have only a limited number of customers for our EDGAR filing services and no customers for our other financial publishing services. We cannot be certain that we will be successful in identifying and obtaining customers in the future. We have only limited operating history on which you can base an evaluation of our business and prospects. Our efforts, since inception, have been allocated primarily to the following:

     o    Organizational activities;

     o    Developing a business plan; and

     o    Obtaining interim funding.

     You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a new business with limited operating history in a rapidly evolving market. Our marketing program may be expected to encounter problems, complications, expenses and delays. Further, we will be subject to many of the risks common to development-stage enterprises, including undercapitalization, cash shortages, limitations with respect to personnel, technological, financial and other resources and lack of a customer base and market recognition, most of which are beyond our control. However, we can continue in operation for the next twelve months if we receive the proceeds from the minimum number of shares being offered. We anticipate that we will need at least $50,000 of additional capital to continue in operation for a period of approximately one year following the next twelve months.

     We have  realized very limited  revenue and no earnings,  and we may not be
     ---------------------------------------------------------------------------
able to achieve  profitable  operations in the future.  We only  recently  began
------------------------------------------------------
providing EDGAR formatting and filing services and have yet to achieve meaningful revenue. As of the date of this prospectus, we have only a limited number of customers. We realized only limited revenue of $20,352 and a net loss of $(7,951) for the period from inception through November 30, 2001. We cannot be certain that we will achieve profitable operations in the future. See "Plan of Operation - Financial Condition, Liquidity and Capital Resources" and "Certain Transactions" for a more detailed description of our capitalization and financial condition. During the development stage of our operations, the revenues generated from operations can be expected to be insufficient to cover expenses.

     We expect  significant  increases in our costs and expenses that may result
     ---------------------------------------------------------------------------
in continuing  losses for at least the next year,  which,  in turn,  may cause a
--------------------------------------------------------------------------------
dramatic  change in our business  plan or the sale,  merger or bankruptcy of our
--------------------------------------------------------------------------------
business.  We have  incurred  a net loss of  $(7,951)  through  the date of this
---------
prospectus. We cannot be certain that we will obtain enough customers or a high enough volume of service fees to generate sufficient revenue and achieve profitability. We believe that we will continue to incur operating and net losses for at least the next year, and possibly longer, and that the rate at which we incur these losses will increase significantly from current levels. We intend to increase our costs and expenses substantially as we:

     o    Purchase the  furniture  and equipment  necessary to deliver  the most
technologically    advanced   financial    publishing    services   timely   and
cost-effectively;

     o    Retain qualified consultants and/or employ additional personnel;

     o    Increase our marketing and advertising activities; and

     o Increase our general and administrative functions to support our growing operations.

     We may find that these efforts will be more expensive than we currently anticipate or that these efforts may not result in proportional increases in our revenues, which would further increase our losses.

     We have limited assets and working capital and minimal shareholders' equity
     ---------------------------------------------------------------------------
and, if our financial  condition does not improve,  we will cease operations and
--------------------------------------------------------------------------------
our shareholders will lose their entire investment.  As of November 30, 2001, we
---------------------------------------------------
had total assets of $14,701, including $3,966 in cash and cash equivalents, a working capital deficit of $(11,700) and total shareholders' equity of $(4,951). We have been funded with an $18,116 loan since inception. Our two executive officers contributed services valued at $3,000 for all 3,000,000 of our outstanding shares of common stock. Accordingly, we have only very limited assets and financial resources and negative working capital. After this offering, which, if completed, will yield net proceeds of a minimum of approximately $40,000 and a maximum of approximately $90,000, our working capital may be dissipated by current liabilities. We cannot be certain that our financial condition will improve. We will cease operations and our shareholders will lose their entire investment if our financial condition does not improve.


     We may not be able to continue in operation as a going concern. In order to
     ---------------------------------------------------------------
continue in operation as a going concern, we are dependent upon the anticipated proceeds of this offering, the receipt of additional funds from other sources to continue business operations and/or the achievement of profitable operations. Since our inception in January 2001, we have exhibited negative financial trends, including a cumulative net loss of approximately $8,000. Our current liabilities exceeded our current assets by $11,700 at November 30, 2001, because of an $18,116 loan related to a terminated acquisition. Our business plan, including this offering, which is calculated to mitigate the effects of these negative trends, may not be successful. We do not expect to continue in operation past the next twelve months if we fail to realize net proceeds of a minimum of $40,000 to a maximum of $90,000 on a "best efforts" basis from this offering. Our ability to operate for a period of approximately one year following the next twelve months is questionable if we fail to raise additional capital of at least $50,000. Our projections to the effect that we will continue to generate increasing revenues from operations in fiscal 2002 and will be able to reduce operating costs through the deferral of expenses, contributed services by our officers and cost savings from the termination of our existing rental arrangement in favor of a free-rent arrangement with management, may not be accurate. If we are unable to raise additional funds or achieve profitability or if we encounter unexpected difficulties and expenses, then our business strategy may not be successful.


     We may not succeed in  establishing  the Pacific  InterMedia  brand,  which
     ---------------------------------------------------------------------------
would  adversely  affect  customer  acceptance  and our revenues.  The financial
-----------------------------------------------------------------
publishing business is highly competitive in nature. We may lose the opportunity to build a critical mass of customers if we do not establish our brand quickly. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide consistent, high quality customer experiences. We will incur additional losses if these brand promotion activities do not yield increased revenues.

     Advertising in traditional media or on the Internet may not be available at
     ---------------------------------------------------------------------------
reasonable  cost  and,  if  we  incur  significantly   higher  expenditures  for
--------------------------------------------------------------------------------
advertising and promotion than we anticipate in order to establish our brand, we
--------------------------------------------------------------------------------
may  be  unable  to  achieve   profitability.   We  may  be  required  to  incur
---------------------------------------------
significantly higher and more sustained advertising and promotional expenditures than we currently anticipate to attract and convert potential customers to purchasing customers. To promote our brand, we will incur substantial expense in our advertising efforts in newspapers, magazines and other forms of traditional media, together with advertising on web sites that we believe our customers are likely to visit. We will also incur substantial expense in our efforts to enter into strategic alliances with online and more traditional companies that we believe will promote our brand and drive customers to our web site. Ultimately, we will also need to expend funds to develop content to help build our brand and attract customers to our web site. We may be unable to achieve profitability if we incur unreasonably high costs for advertising and promotion in traditional media or on the Internet in order to establish our brand.

     Because  we have a limited  number of  customers  and the  majority  of our
     ---------------------------------------------------------------------------
revenues is derived from four customers,  we are at risk because the loss of any
--------------------------------------------------------------------------------
of  these  four  customers  would  adversely   affect  us  and  because  of  the
--------------------------------------------------------------------------------
concentration of our credit risk among so few customers.  As a new business,  we
--------------------------------------------------------
lack recognition in the market. We have no customers for certain financial publishing services, including the composition and placement of articles for publication, the drafting and dissemination of press releases and the creation of brochures, that we propose to offer. We presently have arrangements, agreements or understandings to perform EDGAR formatting and filing services for only a few customers, predominantly businesses in the Denver, Colorado area, to whom we grant credit. During the period from our inception on January 22, 2001, through November 30, 2001, four of these customers accounted for approximately 78% of our revenues. Accordingly, our credit risk is concentrated among four customers, the loss of any of which would have a material adverse effect on us. In the future, we may not obtain new customers for our EDGAR formatting and filing services or any customers for our other proposed financial publishing services.

     Unless we obtain a sufficient number of customers, investors may lose their
     ---------------------------------------------------------------------------
investments. The success of our business plan is dependent upon our ability to:
------------

     o    Attract a large number of potential customers; and

     o    Persuade them to use our financial publishing services.

Unless we are successful in obtaining and retaining a sufficient number of customers for our financial publishing services within the one-year period during which the proceeds of this offering have been allocated, investors may lose all or a substantial portion of their investments in the shares of common stock being offered by this prospectus. Further, the limited funding that will be available to us upon the successful completion of this offering, which is not assured, may not enable us to obtain the number and caliber of customers necessary to achieve profitable operations. We cannot be certain that our customers will accept our financial publishing solutions over those offered by our competitors. If we fail to persuade customers to utilize our services or our competitors are more successful in achieving sales, then our revenues will suffer.

     Unless we  deliver  services  on a timely  and  cost-effective  basis,  our
     ---------------------------------------------------------------------------
customers  may not remain  loyal,  long-term  customers  and our  revenues  will
--------------------------------------------------------------------------------
suffer.  Except  for one  part-time  administrative  employee,  no funds will be
-------
available to employ individuals in addition to, and more experienced in financial publishing than, our management. Our management consists of only two individuals, of whom our President/Chief Executive Officer devotes only so much time as is required to perform his responsibilities as an executive officer and director of the company. Further, neither individual has extensive experience in our financial publishing business. Ms. Tina M. Bogani, our Secretary/Treasurer, may not be able, because of her limited experience or for other reasons, to individually service all customers on a timely and cost-effective basis without assistance. With regard to EDGAR conversion and filing services, this is within 48 hours, or for rush service within one hour, after the receipt of the completed document. We may be unable to retain our customers as loyal, long-term customers if we fail to deliver services timely and cost-effectively. If we lose customers, then our revenues will suffer.

     Our lack of a marketing  organization and limited marketing  capability may
     ---------------------------------------------------------------------------
adversely  affect customer  acceptance and our revenues.  As compared to Pacific
--------------------------------------------------------
InterMedia, which lacks the financial, personnel and other resources required to compete with its larger, better-financed competitors, virtually all of our competitors have much larger budgets for marketing, advertising and promotion. Ultimately, we will need to expend funds to attract and train customer service personnel to help build our brand and attract customers to our web site. We anticipate that our very limited finances and other resources may be a determinative factor in the decision of any prospective marketing or customer support personnel as to whether to become employed by Pacific InterMedia. We will rely upon the judgment and conclusions of our management, based solely upon their knowledge and prior limited business experience, relative to our needs for marketing expertise, until such time, if ever, as we are successful in attracting and employing capable marketing and customer support personnel. As a result, we may not be able to achieve profitability when we expect, or at all.

     Intense competition may result in price reductions and decreased demand for
     ---------------------------------------------------------------------------
our  services  and we will  be at a  competitive  disadvantage  as  compared  to
--------------------------------------------------------------------------------
virtually all existing  companies in overcoming these competitive  factors.  For
---------------------------------------------------------------------------
the foreseeable future, we are expected to be an insignificant participant in the financial publishing business. Nearly all existing financial publishing companies are substantially larger and have more substantial operating histories and records of successful operations; greater financial resources, technical expertise, managerial capabilities and other resources; more employees; and more extensive facilities than we have or will have in the foreseeable future. We expect to face strong competition from these well-established companies and small independent companies like ourselves. Intense competition may result in price reductions and decreased demand for our services. Our strategy to overcome these competitive factors of targeting the small to mid-sized companies as potential customers and competing on the basis of our reputation among customers as a quality provider of financial publishing services, may not be successful. Further, our opportunity to obtain customers may be limited by our financial resources and other assets. Consequently, we will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide the superior, state-of-the-art financial publishing services and solutions demanded by customers. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of those advances.

     Because our executive officers and directors are our only two employees and
     ---------------------------------------------------------------------------
have limited experience, we may not be able to achieve profitability or maintain
--------------------------------------------------------------------------------
our operations with the limited  experience of these  individuals.  Mr. David B.
------------------------------------------------------------------
Lukens, our President/Chief Executive Officer and a director of Pacific InterMedia, and Ms. Tina M. Bogani, the Secretary/Treasurer and a director of Pacific InterMedia, are our only two employees. We have no plans to retain any other personnel except one part-time, administrative employee for the foreseeable future. Both Mr. Lukens and Ms. Bogani have limited prior experience in our business. See "MANAGEMENT - Business Experience" for a description of their previous business experience. We may not be able to achieve profitability or maintain our operations with the limited experience of our executive officers and directors. We do not have "key person" life insurance policies covering either of these individuals.

     Because our  executive  officers and directors  devote  limited time to our
     ---------------------------------------------------------------------------
business,  the limited time commitment of these  individuals may prevent us from
--------------------------------------------------------------------------------
achieving profitability or maintaining our operations.  While Ms. Bogani devotes
------------------------------------------------------
100% of her time and effort to Pacific InterMedia, Mr. Lukens will devote only so much time as is required to perform his responsibilities as an executive officer and director of the company. The limited time commitment of our executive officers and directors may prevent us from achieving profitability or maintaining our operations.

     Because our  executive  officers and  directors are not bound by employment
     ---------------------------------------------------------------------------
agreements,  either individual may leave with little or no prior notice. We face
------------------------------------------------------------------------
the risk that either Ms. Bogani or Mr. Lukens could leave with little or no prior notice because neither of these individuals is bound by an employment agreement. In that event, we may not be successful in replacing either or both of Ms. Bogani or Mr. Lukens on a timely basis, at reasonable rates or upon other terms and conditions acceptable to us.

     We depend on our ability to build and  maintain  relationships  with expert
     ---------------------------------------------------------------------------
consultants  at  acceptable  compensatory  rates  and,  if we fail to build  and
--------------------------------------------------------------------------------
maintain these  relationships,  our reputation and the results of our operations
--------------------------------------------------------------------------------
may be harmed.  For the foreseeable  future, our business strategy for providing
--------------
financial publishing services other than the EDGAR formatting and filing services performed by our Secretary/Treasurer, depends on retaining independent consultants who are experts in writing and publishing articles in trade and financial publications, drafting and disseminating press releases and creating brochures. We do not presently have the sizeable cash resources necessary to employ personnel with this expertise and experience in-house. We hope to obtain the funds necessary to compensate expert consultants. Our potential arrangements or contracts with these individuals will not guarantee the availability or quality of services, establish guaranteed rates or provide for the continuation of particular compensation arrangements. Any consultant may not continue to provide his services to us at initial rates or at all, and we may not be able to establish new relationships with consultants to ensure delivery of comparable services on terms acceptable to us. If the quality of services provided by our consultants falls below our customers' expectations, we may lose customers. In addition, contracts with consultants may not restrict them from providing services to our competitors, which could limit our ability to supply the services requested by our customers. Our failure to deliver superior financial publishing services and support to our customers in a timely and accurate manner, and at acceptable rates, would harm our reputation and our results of operations.


     Our President/Chief Executive Officer has conflicts of interest as a result
     ---------------------------------------------------------------------------
of his  inability  to devote  full time to  Pacific  InterMedia  that may have a
--------------------------------------------------------------------------------
negative  impact on our operations and  prospective  shareholders.  Mr. David B.
------------------------------------------------------------------
Lukens, the President/Chief Executive Officer and a director of Pacific InterMedia, is employed on a full time basis. Because of this and the limited amount of time and effort Mr. Lukens is able to devote to our business, existing and potential continuing conflicts of interest, including time, effort and corporate opportunity, are inherent in his acting as executive officer and director. These conflicts of interest to which our President/Chief Executive Officer is or may become subject could jeopardize our ability to implement our business plan and generate sales and revenues, thus negatively impacting our operations and prospective shareholders.

     Possible  modification  by the  Securities  and Exchange  Commission of the
     ---------------------------------------------------------------------------
EDGAR system or the persons required to make submissions on EDGAR may negatively
--------------------------------------------------------------------------------
affect our business and result in a decrease in demand for our  services,  which
--------------------------------------------------------------------------------
would cause a decline in our sales.  The Securities and Exchange  Commission has
-----------------------------------
previously made changes to its EDGAR system and will likely continue to modify and enhance the system. One possible modification is to require that all submissions be made in the HTML format. If effected, this change would cause our formatting of documents to be much more difficult than in the ASCII format. This would, in turn, require us to raise our prices and may cause us to lose customers, which would seriously harm our business. Other possible changes in the EDGAR system could have the effect of requiring that a lesser number of persons make submissions to the Securities and Exchange Commission on the EDGAR system or impose lesser burdens on companies already required to file on EDGAR. The adoption or modification of laws or regulations relating to the Commission's EDGAR system could result in a decrease in demand for our services, which would cause a decline in our revenues.

Risk Factors Related to This Offering
-------------------------------------

     There is no public  market for our common  stock  and,  if a public  market
     ---------------------------------------------------------------------------
fails to develop or be  sustained,  then  investors  may be unable to sell,  and
--------------------------------------------------------------------------------
therefore  lose their  investments  in, the shares of common stock.  There is no
-------------------------------------------------------------------
public market for our common stock and there is no assurance that a public market will develop as a result of this offering or, if developed, that it will be sustained. Many brokerage firms may not effect transactions in the securities and many lending institutions may not permit their use as collateral for loans. The common stock will be traded, if at all, in the "pink sheets" maintained by members of the National Association of Securities Dealers, Inc., and possibly on the electronic Bulletin Board. We will not satisfy the requirements either for being quoted on the National Association of Securities Dealers' Automated Quotations System or for listing on any national securities exchange. Accordingly, until we qualify for NASDAQ or listing on an exchange, any trading market that may develop for the common stock is not expected to qualify as an "established trading market" as that term is defined in Securities and Exchange Commission regulations, and is expected to be substantially illiquid.

     Because our management  will continue to control Pacific  InterMedia,  they
     ---------------------------------------------------------------------------
will be able to determine the outcome of all matters  requiring  approval of our
--------------------------------------------------------------------------------
shareholders.    Mr.   David   B.   Lukens,   our   President/Chief    Executive
-------------
Officer and Ms. Tina M. Bogani, our Secretary/Treasurer, respectively, and owners, together, of all 3,000,000 shares of our outstanding common stock, are parents and controlling persons of Pacific InterMedia because of their positions and share ownership. Even following the completion of this offering, Mr. Lukens and Ms. Bogani will together own 60% to 75% of our outstanding shares of common stock. Therefore, our two management members, together, will be able to determine the outcome of all matters requiring approval by our shareholders, including  the  election  of  directors  and the  approval  of  mergers or other business combination transactions. See "Principal Shareholders" for a description of management's share ownership and "Management" for background on Mr. Lukens and Ms. Bogani.

     Our stock price will  fluctuate  after this  offering,  which may result in
     ---------------------------------------------------------------------------
substantial  losses for  investors.  The offering price for the shares of common
-----------------------------------
stock being offered by this prospectus was arbitrarily selected and the trading price will fluctuate after this offering once trading commences, if ever. The fluctuation of the stock price could result in substantial losses for investors. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which will be beyond our control. These factors include:

     o    Quarterly variations in operating results;

     o Announcements by us or our competitors of new product and service offerings, significant contracts, acquisitions or strategic relationships;

     o Publicity about our company, our products and services or our competitors;

     o    Additions or departures of key personnel;

     o    Any future sales of our common stock; and

     o    Stock  market  price  and  volume   fluctuations  of   publicly-traded
companies in general.

The trading prices of many public companies have been especially volatile and many are at or near historical lows. Investors may be unable to resell their shares of common stock at or above the offering price.

     New shareholders will incur substantial  dilution of approximately  $.03 to
     ---------------------------------------------------------------------------
$.04  per  share as a result  of this  offering.  The  current  shareholders  of
------------------------------------------------
Pacific InterMedia have acquired their shares of common stock at an average cost of $.001 per share, which is substantially less than the price of $.05 per share to be paid by the investors in this offering. Accordingly, the offering price is substantially higher than the book value per share of our outstanding common stock. As a result, an investor who acquires shares of common stock in this offering will incur immediate substantial dilution of approximately $.04 per share, in the event of the minimum offering, and approximately $.03 per share, in the event of the maximum offering. See "Dilution" for a more detailed description of how new shareholders will incur dilution.

     The proceeds of this  offering may be  inadequate  to sustain our continued
     ---------------------------------------------------------------------------
operation. The minimum and maximum net proceeds of this offering are $40,000 and
----------
$90,000, respectively, and, therefore, are sufficient to conduct only a limited amount of activity. Particularly if only the minimum number of shares of common stock being offered is sold, our continued operation will be dependent on our ability to generate significant operating revenue or procure additional financing. There is no assurance that we will be able to generate significant revenue or that we can obtain any additional financing on terms favorable to us. If we are unable to achieve profitability or raise additional funds or if we encounter unexpected difficulties and expenses, then our business strategy may not be successful.

     Sales of  substantial  amounts of our shares may depress our stock price. A
     -------------------------------------------------------------------------
total of 2,000,000 shares being offered by Pacific InterMedia in this offering will be available for resale immediately after the effectiveness of this offering. The balance of 3,000,000 shares of common stock held by our current shareholders, including an aggregate of 1,500,000 shares held by each of our executive officers, becomes eligible for resale pursuant to Rule 144 commencing in March 2002. Sales of a substantial number of shares of our common stock could cause our stock price to fall. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock. After this offering, we will have 5,000,000 shares of common stock outstanding, including 2,000,000 shares that we are selling in this offering that may be resold immediately in the public market. The remaining 3,000,000 shares will be eligible for resale in the public market pursuant to Rule 144 commencing in March 2002.

     There is no guarantee that we will be able to raise the necessary  funds in
     ---------------------------------------------------------------------------
this offering or that additional funds will be available to us when we need them
--------------------------------------------------------------------------------
and,  if  financing  is  unavailable,  we may need to  dramatically  change  our
--------------------------------------------------------------------------------
business  plan,  sell or merge our  business  or face  bankruptcy.  Based on our
------------------------------------------------------------------
current projections, we will need to raise funds after the expiration of one year from the closing of this offering through the issuance of equity, equity-related or debt securities in addition to the funds we are raising in this offering. However, there is no guarantee that we will be able to raise the funds in this offering that are necessary to maintain our business for the following year. We cannot be certain that additional capital will be available to us on favorable terms when required, or at all. If this additional financing is not available to us, we may need to dramatically change our business plan, sell or merge our business or face bankruptcy. In addition, our issuance of equity or equity-related securities will dilute the ownership interest of existing shareholders and our issuance of debt securities could increase the risk or perceived risk of our company. Any of these actions could cause our stock price to fall.


                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

     There is no established public market for the common stock being offered by this prospectus. We have arbitrarily established the offering price of the common stock and it should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of Pacific InterMedia's value.


                             ADDITIONAL INFORMATION
                             ----------------------

     We have not authorized any person to give any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations not contained in this prospectus, if given or made, as having been authorized by Pacific InterMedia. This prospectus does not constitute an offer or solicitation in any jurisdiction in which the offer or solicitation would be unlawful.

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus with the U.S. Securities and Exchange Commission in Washington, D.C. This prospectus does not contain all of the information included in the registration statement. For further information regarding both Pacific InterMedia and the shares of common stock offered by this prospectus, reference is made to the registration statement, including all exhibits to the registration statement, which may be inspected at the Securities and Exchange Commission's Washington, D.C., office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Public Reference Room upon request and payment of the prescribed fee. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.
                                                    ------------------

     We intend to furnish our shareholders, after the close of each fiscal year, an annual report that will contain financial statements that will be examined by independent public accountants and a report on the financial statements, with an opinion expressed, by our independent public accountants. We may furnish to shareholders unaudited quarterly or semi-annual reports. In addition, we will file any reports required by the Securities and Exchange Commission; which reports are public documents.


                                    DILUTION
                                    --------

     The following table, which assumes the completion of this offering by the sale of a minimum of 1,000,000, to a maximum of 2,000,000, shares of common stock for proceeds of a minimum of $50,000 to a maximum of $100,000, illustrates the per share dilution. The table takes into account the estimated unpaid expenses of the offering in the amount of $10,000.

                                                                   Minimum    Maximum
                                                                   -------    -------
Per Share Dilution
------------------
Initial public offering price per share.........................     $.05       $.05

Net tangible book value per share as of November 30, 2001.......     $ *        $ *

Increase in net tangible book value per share attributable
   to new investors   ..........................................   $.05       $.05

Net tangible book value per share after offering................     $.01       $.02

Dilution per share to new investors ............................     $.04       $.03

--------------------------

         *Less than $.01.

     "Net tangible book value per share" is equivalent to the total assets of Pacific InterMedia, less our total liabilities and intangible assets, divided by the number of shares of our common stock currently issued and outstanding.

     "Dilution" is the difference between the public offering price and the net tangible book value of the shares of Pacific InterMedia's common stock immediately after the offering and is the result of the lower book value of the shares of common stock outstanding prior to the offering, the public offering price and the unpaid expenses payable in connection with the offering. Dilution will be increased by the amount of Pacific InterMedia's operating losses for the period from December 1, 2001, to the closing date of the offering being made by this prospectus.

     The following table illustrates the comparative number of shares of common stock purchased from Pacific InterMedia, the total consideration paid and the average price per share paid by the existing shareholders and by the new investors at both the minimum and the maximum number of shares of common stock sold at the offering price of $.05 per share.


                                                                 Minimum         Maximum
                                                               -----------     -----------
Comparative Number of Shares of Common Stock Purchased,
Total Consideration Paid and Average Price Per Share Paid
---------------------------------------------------------

Number of shares purchased by existing shareholders.........     3,000,000       3,000,000

Number of shares purchased by new investors.................     1,000,000       2,000,000

Total consideration paid by existing shareholders...........        $3,000*         $3,000*

Total consideration paid by new investors...................       $50,000        $100,000

Average price per share paid by existing shareholders.......         $.001           $.001

Average price per share paid by new investors...............          $.05            $.05

------------------

     *Includes   services  in  connection  with  the   organization  of  Pacific
InterMedia  performed  by each  of Mr.  David  B.  Lukens,  our  President/Chief
Executive Officer,  and Ms. Tina M. Bogani, our  Secretary/Treasurer,  valued at
$1,500.


                                 USE OF PROCEEDS
                                 ---------------

     We estimate that the net proceeds available to us upon completion of this offering will be $40,000, in the event of the minimum offering, and $90,000, in the event of the maximum offering, after deducting the estimated unpaid expenses of the offering in the amount of $10,000. We expect to apply and allocate the net proceeds of the offering during the following year in substantially the manner set forth below.

  Application of Net Proceeds            Minimum       Per  Cent        Maximum      Per  Cent
-------------------------------          -------       ---------        -------      ---------

Payment of indebtedness (1)              $14,916         37.29%         $15,000       16.67%

Professional fees                          7,100         17.75%           7,600        8.44%

Purchase of furniture and equipment (2)    5,600         14.00%          13,000       14.44%




                                       13



General and administrative
  expenses                                 3,800          9.50%          13,800       15.33%

Salaries (3)                               5,000         12.50%          20,000       22.23%

Marketing/advertising (4)                  3,500          8.75%          15,000       16.67%

Working capital                               84          0.21%           5,600        6.22%
                                              ---         -----           -----        -----

Total Net Proceeds                        40,000        100.00%          90,000      100.00%

------------------

     (1)  Represents the principal balance of an unsecured, non-interest-bearing loan from an unaffiliated  person payable upon demand.  The proceeds of the loan
were  used  for  professional  fees,  web  site  development,   advertising  and
miscellaneous operating expenses.

     (2)  Includes computers, software licenses, desks and file cabinets.

     (3)  See  "BUSINESS - Employees and  Consultants"  and "PLAN OF OPERATION -
Plan of Operation."

     (4)  See "BUSINESS - Marketing."

     There is no commitment by any person to purchase any or all of the shares of common stock offered by this prospectus and, therefore, there can be no assurance that the offering will be totally subscribed for the sale of at least the minimum 1,000,000 shares of common stock being offered.

     Management is of the opinion that the proceeds from the offering will satisfy our cash requirements for at least the next year and that it will not be necessary, during that period, to raise additional funds to meet the expenditures required for operating our business. However, the proceeds of this offering that will be available to us for operating expenses are limited. Because of this and our inability to specifically define our business plan at this time, management is incapable of predicting with any degree of specificity the nature or the amount of operating expenses that we will incur in the one-year period following the closing of this offering. The offering proceeds are expected to be inadequate to fully implement our proposed business plan and it is anticipated that our continued operation after the expiration of one year will be dependent upon our ability to obtain additional debt and/or equity financing, the availability of which cannot be assured. Since inception, our operations have been principally funded by an $18,116 loan from an unaffiliated entity. As of this date, we have a limited number of customers for our EDGAR filing services and no customers for our other proposed financial publishing services. There is no assurance that we will be successful in obtaining customers in the future.

     Pending expenditure of the proceeds of the offering substantially in the manner described above, we will make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations and/or money market instruments. We intend to take appropriate measures to insure that we do not inadvertently become an investment company subject to the requirements of the Investment Company Act of 1940. Accordingly, the investments that we will be capable of making using the proceeds of this offering will be limited in nature and with respect to the term of the investment.


                                    BUSINESS
                                    --------

General
-------


     Pacific InterMedia, Inc., is a development-stage corporation that was organized under the laws of the State of Colorado on January 22, 2001. We market and provide financial publishing services to small and mid-sized, public companies, primarily. We offer a full range of EDGAR filing services to companies that desire to outsource the formatting and electronic filing with the U.S. Securities and Exchange Commission of their registration statements, periodic reports and other forms. Additional financial publishing services that we propose to offer include the writing and placement of articles for publication, the drafting and dissemination of press releases and the creation of brochures. As of the date of this prospectus, we have only a limited number of customers for our EDGAR conversion and filing services and no customers for our other proposed financial publishing services. Our goal is to become the source of choice of small to mid-sized companies for their financial publishing needs. For the period from inception to November 30, 2001, our total sales were $20,352 and our net loss was $(7,951). We have no partnering, joint venture or similar such arrangements and/or commitments to enter into any such agreements.


Services
--------

     As of the date of this prospectus, our services consist, exclusively, of formatting and filing registration statements, periodic reports and other forms of small to mid-sized, public companies with the U.S. Securities and Exchange Commission electronically through EDGAR. EDGAR, the Commission's Electronic Data Gathering, Analysis, and Retrieval system, performs automated collection, validation, indexing, acceptance and forwarding of submissions by companies and others who are required by law to file forms with the Commission. We propose to offer additional financial publishing services, including the drafting and placement of articles for publication, the preparation and dissemination of press releases and the creation of brochures. We offer our services to commercial customers, both public and private. We target as our customers the many companies that do not have in-house personnel capable of performing the technical formatting in ASCII, PDF or HTML format required to make submissions with the U.S. Securities and Exchange Commission via EDGAR or the specialized writing skills needed to prepare articles for publication in financial publications and trade journals, news releases and brochures. These companies turn to outsource services like Pacific InterMedia for their financial publishing needs. We maintain offices, equipment and personnel to perform EDGAR conversion and filing of registration statements, periodic reports and other forms. We have access to qualified consultants to handle article, press release and brochure preparation and publication or dissemination.

     Through the date of this prospectus, our services have been limited to the performance of EDGAR formatting and filing services for only a few customers. We believe that we will obtain additional customers because of the many business contacts of Mr. David B. Lukens, our President/Chief Executive Officer, and Ms. Tina M. Bogani, our Secretary/Treasurer, and our reputation for high quality work. Our strategy is to capitalize on the current trend for companies to streamline personnel and outsource jobs not central to the business, such as public relations, advertising and compliance with the reporting and filing requirements of the Securities and Exchange Commission. In this connection, we believe that many small and mid-sized, public companies outsource the conversion and filing with the Securities and Exchange Commission through EDGAR of their periodic reports, registrations statements and other forms because of the low volume and repetitive nature of the work. Because of this, we believe that there is an opportunity for us to specialize in the formatting and filing of the documents and forms required to be filed in electronic format by public companies with the Securities and Exchange Commission. In addition, the formatting and filing of these documents via the Commission's electronic filing system, EDGAR, requires specialized skills and software. The small- to mid-sized companies, which elect not to invest in software and train employees in EDGAR conversion and filing because of the prohibitive cost and for other reasons, comprise our target market for these services.

     Additionally, we expect to compete in the financial publishing business through partnering, joint ventures or similar such arrangements whereby we join with competitors and others having greater financial and other resources than those of Pacific InterMedia. We intend to evaluate each of these prospective projects or proposals that may become available for our participation on a case-by-case basis. In addition, we may make our partners or joint venturers available as consultants to our customers in order to improve the quality and variety of our products and services. We cannot be certain that that we would benefit from any of these relationships.

EDGAR Conversion and Filing Services
------------------------------------

     We are a full-service EDGAR filing agent. We conduct our EDGAR conversion and filing business under the tradename "DTC Financial Printing." We provide EDGAR formatting and filing services for public companies, primarily, that are required or desire to file periodic reports with the U.S. Securities and Exchange Commission and public and privately-held companies desiring to raise funds via various forms of registration statement required to be filed with and/or reviewed by the Commission. Our services include EDGAR formatting into the ASCII, HTML or PDF formats and conversion of the EDGAR-formatted file back into a Word or WordPerfect document for proofreading and printing. When requested, we amend and mark (blackline) EDGAR-formatted documents. Additional EDGAR services that we offer include application to the Commission for the codes needed to file reports and documents through EDGAR. We also provide ASCII schedules, forms and cover pages for the customer's use.

     We believe that the EDGAR conversion and filing services that we offer are generally priced 25% to 50% lower than the prices of other EDGAR filing agents for similar services. Our belief is based upon our informal survey of the prices charged for similar services by other EDGAR filing agents. We conducted the survey by telephone and by reviewing the price lists obtained from a number of these other filing agents. We strive to perform services as quickly as possible because the reports, registration statements and forms that are required to be filed with the Securities and Exchange Commission are time sensitive. Generally speaking, we complete EDGAR conversions within forty-eight hours of receipt of the customer's completed document. We offer rush service at a small extra fee. When possible, we attempt to perform services on a rush basis within one hour following the receipt of the completed form or document. Our complete price list for services appears on our web site located at http://www.dtcfp.com. Our per
                                                  --------------------
page price for conversion of text and tabular material from a word processed/spreadsheet disk into EDGAR format is $8.50 and $13.00, respectively. We charge $20.00 per page for the conversion into EDGAR of newly-set text or tabular information. Our price per page for light, medium and heavy alterations is $6.00, $10.00 and $14.00, respectively. Other charges include the following:


     o    $25.00 per each rush job;

     o    $1.00 for faxing proofs; and

     o    $15.00 per each e-mailed PDF-proof.


     We continually strive to offer our customers the most technologically-advanced methods of formatting and filing available. We work closely with financial printers, attorneys, auditors and others in order to provide our customers with a single source for their technical formatting and filing needs. By outsourcing their EDGAR needs to us, our customers' in-house staffs can focus on other, more vital tasks that will benefit their core businesses. Further, they can save precious financial resources that would otherwise be required to be invested in software programs, personnel and training. We are committed to providing quality EDGAR filing services to our customers in the most efficient and economical manner possible.

Composition and Placement of Articles and Press Releases
--------------------------------------------------------

     Through our article preparation and placement service, we propose to work with customers and financial and trade publication editors to publish articles appearing under the bylines of financial service providers. We believe that the key to successful drafting and placement is thorough research of the details of the subject matter of the article before commencement of drafting. The procedure that we intend to follow is as follows:

     o Selection of the topic of the article. We propose to work with the customer to develop a story angle that will deliver significant informational value to the reader.

     o Selection of a target publication(s). For a customer that has not selected a trade publication(s), we will review alternate outlets and recommend those publications we believe to be a good match for placement of the article.

     o Elicitation of the editor's commitment to publish. We will draft a formal article proposal that outlines the issues to be covered and the questions to be answered in the story. We will submit the proposal to the editor and obtain his or her approval before beginning work on the article.

     o Interview of the author. We propose to interview the person under whose byline the article will appear. The elements of the article listed in the proposal letter will also serve as the outline for our interview of the author and drafting of the article.

     o Drafting of the article. We will draft the article; submit it to the customer for review and revision; and make the requested revisions.

     o Submission of the article. We will submit the article to the trade publication's editor and work with him or her to make any additional required revisions.

     We believe that, by following the procedure outlined above, we can successfully ghostwrite and place articles for publication on behalf of our customers. As of the date of this prospectus, we have not prepared any articles for publication for customers. In drafting news releases, we intend to follow the steps listed above, excepting those involving the trade or financial publication.

Brochure Development
--------------------

     Developing brochures addressing business, financial and management-related topics is challenging; requires an in-depth knowledge of business, finance and management; and requires polished writing skills. We believe that, as a result, few companies have personnel in-house with the requisite rare combination of editorial skills and expertise in the areas of business, finance and management needed for successful brochure preparation. We believe that we have this combination of abilities available among our management and a pool of consultants whose experience, expertise and capabilities are available to us on an independent contractor basis. This consultant pool includes a number of seasoned  writers,  most of  whom  have  ten or  more  years  of  experience  as
professional   journalists.   Because  of  the  talents  of  our  management  in
combination with this pool of consultants, we believe that we have the capability of producing brochures that are both attractive and understandable to a variety of end users. Thus, while the brochure that we develop for a customer will clearly communicate to the end user the advantages of doing business with our customer, it will also communicate the customer's unique corporate culture and style. Accordingly, we believe that we will be capable of crafting each brochure to deliver precisely the style and nuance of message our customer desires. As of the date of this prospectus, we have not yet created brochures for any customers.

Marketing
---------

     Our marketing strategy is designed to attract customers most likely to need financial publishing services, convert them to buyers, meet or exceed customer expectations, drive repeat purchases and build enduring brand equity. In order to implement this strategy, we intend to implement an integrated marketing campaign focused upon advertising to build brand equity, create awareness and generate initial purchases of our services. Depending on the availability of funds, we intend to use a mix of broadcast media, including:

     o    Local newspapers;

     o    Periodicals;

     o    Online banners, text links and e-mail newsletters; and

     o    Mailings  of  brochures  to  private  and  public  companies,  venture
capitalists,   investment  management  companies,   broker-dealers,   investment
bankers, attorneys, accountants and others.

     We will design our advertising to build brand equity, create awareness and generate initial use of our financial publishing services. As of the date of this prospectus, our proposed integrated marketing campaign is in the design stage and we have not yet taken any steps to implement the campaign. Our customers are expected to be, primarily, small to mid-sized, public companies. Other customers may include securities law firms and attorneys, venture capital groups and investment management companies. Our operating strategy will be to provide superior financial publishing services to customers on a timely basis and at a reasonable cost. Our initial sales have been the result of word of mouth, generated by serving a number of high-profile, local customers. To date, our sales have been limited to the provision of EDGAR services to a limited number of customers.

     The fact that a corporation or other entity is affiliated with us or an equity interest in Pacific InterMedia is owned by one or more of our executive officers, directors and/or controlling shareholders, will not disqualify that company from consideration as a potential customer. In order to minimize conflicts of interest, we have adopted in our minutes a policy that any contracts or other transactions with entities of which our officers, directors and/or controlling shareholders are also directors or officers, or in which they have a financial interest, will be approved by a majority of the disinterested members of the Board of Directors or will be fair and reasonable, but that none of those transactions by Pacific InterMedia shall be affected or invalidated solely because of that relationship or interest of directors or officers. Nevertheless, in an instance where a disinterested majority of the members of the Board of Directors is unavailable to approve a transaction with an affiliated or related party, we may, pursuant to action of the Board of Directors, require that the transaction be deemed to be fair and reasonable in order to be a valid, enforceable obligation.

Competition
-----------

     For the foreseeable future, we are expected to be an insignificant participant in the financial publishing business. Nearly all existing financial publishing companies are substantially larger and have more substantial operating histories and records of successful operations; greater financial resources, technical expertise, managerial capabilities and other resources; more employees; and more extensive facilities than we have or will have in the foreseeable future. We expect to face strong competition from these well-established companies and small independent companies like ourselves. Intense competition may result in price reductions and decreased demand for our services.

     Our strategy to overcome these competitive factors is to target the small to mid-sized companies as potential customers and compete on the basis of our reputation among customers as a quality provider of financial publishing services. We also hope to compete by pricing our EDGAR conversion and filing services 25% to 50% lower than the prices of other EDGAR filing agents for similar services and striving to complete EDGAR conversions within forty-eight hours of receipt of the customer's completed document. We believe that our ability to perform services quickly is an important competitive factor because the reports, registration statements and forms that are required to be filed with the Securities and Exchange Commission are time sensitive. As a further incentive to customers to use our services, we offer rush service at a small extra fee. We cannot be certain that our strategy will be successful.

     Regardless of the success of our business strategy described above, our opportunity to obtain customers may be limited by our financial resources and other assets. Consequently, we will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide the superior, state-of-the-art financial publishing services and solutions demanded by customers. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate creative management and resources to enable us to take advantage of those advances.

Government Regulation
---------------------

     The U.S. Securities and Exchange Commission's Electronic Data Gathering, Analysis, and Retrieval system is known as EDGAR. The EDGAR system performs automated collection, validation, indexing, acceptance and forwarding of submissions by companies and others who are required by law to file forms with the Commission. The purpose of the system is to increase the efficiency and fairness of the securities markets by accelerating the receipt, acceptance, dissemination and analysis of time-sensitive corporate information filed with the Commission. As of May 6, 1996, all public domestic companies were required to make their submissions on EDGAR, except for filings made in paper because of a hardship exemption. We are a small, financial publishing company whose primary business is converting and filing registration statements, periodic reports and other forms of small to mid-sized, public companies with the U.S. Securities and Exchange Commission electronically through EDGAR.

     The Securities and Exchange Commission has previously made changes to its EDGAR system and will likely continue to modify and enhance the system. One possible modification is to require that all submissions be made in the HTML format. If effected, this change would cause our conversion of documents to be much more difficult than in the ASCII format. This would, in turn, require us to raise our prices and may cause us to lose customers, which would seriously harm our business. Other possible changes in the EDGAR system could have the effect of requiring that a lesser number of persons make submissions to the Securities and Exchange Commission on the EDGAR system or impose lesser burdens on companies already required to file on EDGAR. The adoption or modification of laws or regulations relating to the Commission's EDGAR system could result in a decrease in demand for our services, which would cause a decline in our revenues.

Employees and Consultants
-------------------------


     From March 1 through September 2001, we had two part-time, and no full-time, employees, including Mr. David B. Lukens, our President/Chief Executive Officer, and Ms. Tina M. Bogani, our Secretary/Treasurer. Since December 1, 2001, and for the foreseeable future, Ms. Bogani will devote 100% of her time and effort to Pacific InterMedia. Mr. Lukens will continue to devote such time and effort to the company as he deems necessary in order to perform his responsibilities as an officer and director. Ms. Bogani had received a total of $16,067 in cash at the rate of an average of $20.00 per hour through the date of this prospectus for her services in formatting and filing documents with the U.S. Securities and Exchange Commission through EDGAR for public companies and others. Except for the foregoing, no cash compensation has been awarded to, earned by or paid to either Mr. Lukens or Ms. Bogani for all services performed in all capacities for Pacific InterMedia through the date of this prospectus. For the foreseeable future, Mr. Lukens will receive no cash compensation for his services to Pacific InterMedia in all capacities. Ms. Bogani will receive a salary of $50,000 per annum commencing on June 1, 2002, in lieu of compensation on an hourly basis. No portion of the proceeds of this offering has been allocated for executive compensation. It is possible that in the future we may establish various executive incentive programs and other benefits, including reimbursement for expenses incurred in connection with our operations, company automobiles and life and health insurance, for our executive officers and directors, but none has yet been granted. The provisions of these plans and benefits will be at the discretion of our Board of Directors. On March 1, 2001, we issued 1,500,000 shares of common stock to each of Mr. Lukens and Ms. Bogani for services performed in connection with our organization valued at $1,500 in the case of each individual, at the rate of $.001 per share.


     We have  allocated  $5,000 of the  minimum,  and  $20,000  of the  maximum, offering proceeds for the employment of one administrative employee on a part-time basis. Additionally, we propose to retain experts in writing and publishing articles, drafting and disseminating press releases and creating brochures as consultants on an independent contract basis. We have allocated no funds, out of the proceeds anticipated, without assurance, to be received from this offering, for consulting fees or other compensation for proposed consultants. Accordingly, we expect that we will be unable to retain any expert consultants until we realize significant profits, if ever, from our proposed operations or raise significant capital from equity and/or debt financing in addition to that anticipated from this offering. We intend to enter into written agreements with these individuals at competitive rates that would provide for an hourly fee that would be passed on to the consumer, in combination with incentive compensation of some type. We anticipate that these written agreements would contain compensation, confidentiality and three-year, non-competition provisions. As of the date of this prospectus, we have no arrangements with any consultants or others to prepare and publish or disseminate articles, new releases and/or brochures. During the year ending December 31, 2002, we do not expect to pay more than $5,000 for services performed by experts to provide financial publishing services for us.

Facilities
----------

     Since December 1, 2001, we have maintained our offices, pursuant to a verbal arrangement, rent-free at the residence of our Secretary/Treasurer, located at 1550 South Carr Street, Lakewood, Colorado 80232. We anticipate the continued utilization of these facilities on a rent-free basis for the foreseeable future. The office space we currently occupy is expected to be adequate to meet our foreseeable future needs. Prior to December 1, 2001, we rented office space located at 5655 South Yosemite Street, Suite #109A, Greenwood Village, Colorado 80111, from an unaffiliated party pursuant to a lease that has since been terminated. Our telephone number is (303) 989-5203 and our facsimile number is (303) 986-9258.

Legal Proceedings
-----------------

         We know of no legal proceedings to which we are a party or to which any of our property is the subject, which are pending, threatened or contemplated or any unsatisfied judgments against us.


                                PLAN OF OPERATION
                                -----------------

General
-------

     We offer financial publishing services including only EDGAR filing services through the date of this prospectus. We are in the development stage and, to date, management has devoted much of its time and effort to organizational and financing matters. Through the date of this prospectus, we have generated only minimal service revenue and we have realized a net loss from operations. For the period from inception (January 22, 2001) through November 30, 2001, we realized revenues of $20,352 and a net loss of $(7,951), or less than $(.01) per share. Operating expenses for the period were general and administrative expenses of $21,714.

     The success of our business is dependent upon our ability to fully develop our financial publishing services and deliver services on a timely and cost-effective basis. We must also attract and retain qualified expert consultants to provide us with assistance in preparing articles, press releases and brochures and their contacts with financial and trade publications likely to publish articles about our customers. We cannot be certain that:

     o    Future service revenue will be significant;

     o    Any sales will be profitable; or

     o We will achieve commercial acceptance for any of our financial publishing services in the future;

The likelihood of our success will also depend upon our ability to:

     o Raise additional capital from equity and/or debt financing to overcome the problems and risks described herein;

     o Absorb the expenses and delays frequently encountered in the operation of a new business; and

     o    Succeed in the competitive environment in which we will operate.

Although management intends to explore all available alternatives for equity and/or debt financing, including, but not limited to, private and public securities offerings, we cannot be certain that we will be able to generate additional capital. Our continuation as a going concern is dependent on our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to achieve profitability.

Plan of Operation
-----------------

     We are unable to calculate the exact cost of our plan of operation over the next twelve months. The plan of operation over this period is to focus upon marketing and advertising our EDGAR conversion and filing services and proposed financial publishing services, including article and press release composition and publication or dissemination and brochure development, and retaining expert consultants to assist us in preparing the articles, news releases and brochures. To accomplish this, we intend to use an integrated marketing campaign incorporating online advertising and traditional broadcast media that has not yet been implemented. We have allocated the sums of $3,500 and $15,000, out of the minimum and the maximum anticipated offering proceeds, respectively, for marketing and advertising during the one-year period following the completion of this offering. We have allocated $5,600 of the minimum, and $13,000 of the maximum, proceeds anticipated from this offering for the purchase of furniture and equipment. Except for the employment of one administrative employee on a part-time basis for which $5,000 of the minimum, and $20,000 of the maximum, offering proceeds has been allocated, we do not expect a significant change in the number of employees for the next twelve months. If we are successful in our efforts to raise significant additional funding from equity and/or debt financing, we intend to allocate the bulk of those funds for marketing and to employ personnel or retain expert consultants as independent contractors to write and/or publish articles, press releases and brochures for us. The number of such experts that we are able to employ or retain as independent consultants is dependent upon the availability of capital in addition to the proceeds of this offering.

     We do not believe that it will be necessary to raise additional funds to meet the expenditures required for operating our business during the next year. However, the full implementation of our business plan, including the employment or retention of experts as consultants, is dependent upon our ability to raise significant additional capital from equity and/or debt financing in addition to that anticipated from this offering and/or achieve significant profits from operations. We believe that we may not realize significant profits from operations in the next year and that it will be necessary to raise additional funds after the expiration of one year following the closing of this offering. We have no organized plan to raise capital in addition to that anticipated from this offering. However, we intend to increase our efforts to raise capital, exploring all available alternatives for debt and/or equity financing, including, but not limited to, private and public securities offerings. We cannot be certain that these efforts will be successful. In the event that only limited additional financing is received, we expect our opportunities in the financial publishing business to be limited. Further, even if we succeed in obtaining the level of funding necessary to fully implement our business plan and proposed integrated marketing campaign and employ or retain the necessary experts in financial publishing and, in turn, obtain a sizable customer base, this will not ensure the realization by us of profits from operations.

Milestones
----------

     The steps needed to make Pacific InterMedia operational and successful are the following:

     o Thorough marketing and building of the "Pacific InterMedia" brand name and our EDGAR conversion and filing and other financial publishing services;

     o Purchase of the equipment necessary to upgrade and enhance our systems and infrastructure to accommodate growth; and

     o Retention of writers, authors and others as independent consultants to prepare and place articles for publication by trade journals and financial publications, draft and disseminate press releases and create brochures.


We are currently in the process of achieving the step of marketing and building the "Pacific InterMedia" brand name and our EDGAR conversion and filing and other financial publishing services through word of mouth, generated by serving a number of high-profile, local customers. However, funding for the completion of these steps is dependent upon the success of this offering, the receipt of capital from equity and/or debt financing in addition to that anticipated from this offering and/or the realization of profits from operations. Because we are dependent upon funding in addition to the proceeds of this offering to achieve the milestones needed to make Pacific InterMedia operational and successful, we are unable to anticipate the timing of the milestones from when we begin offering the securities after effectiveness of the registration statement of which this prospectus is a part. Further, because we have only commenced the first milestone listed above, we are not yet able to determine the costs associated with each milestone. Although we do not know the ultimate cost of completing the steps necessary in order to become fully-operational and profitable, we expect to be able to purchase the furniture and equipment needed for the foreseeable future and initiate a limited marketing campaign with the proceeds that we expect to receive from this offering. We anticipate the necessity of paying a sizeable amount of compensation to expert consultants that we intend to retain as independent contractors to write and/or publish articles, press releases and brochures for us. The required funds will not be available from this offering and we cannot be certain that we will be able to raise these funds from a private or public securities offering or otherwise. We already have several customers and a number of prospective customers for our EDGAR formatting and filing services, and have received limited revenues of $20,352 and incurred operating expenses of $(21,714) through November 30, 2001.


Results of Operations
---------------------

     We realized revenues of $20,352 and incurred a net loss of $(7,951) for the period from inception (January 22, 2001) to November 30, 2001. Our operating expenses of $21,714 consisted of general and administrative expenses. We realized a gain on sale of equipment during the period in the amount of $3,270 and a federal and state income tax benefit of $1,000. We realized additional revenue of $6,440 and a net loss of $1,928 for the quarter ended November 30, 2001.

Financial Condition, Liquidity and Capital Resources
----------------------------------------------------

     As of November 30, 2001, we had total assets of $14,701, consisting of current assets, including cash and cash equivalents of $3,966, accounts receivable of $3,786 and $200 in prepaid expenses, office equipment of $6,220 and a deferred tax asset of $1,000. We had a working capital deficit of $(11,700) at November 30, 2001, because of current assets totaling $7,952 and a note payable of $18,116 and accounts payable of $1,536. Until the successful completion of this offering, which is not assured, we expect to experience working capital shortages from time-to-time. Our total shareholders' equity was $(4,951) as of November 30, 2001, including an accumulated deficit of $(7,951). Our future success will be dependent upon:

     o Our ability to provide effective and competitive financial publishing services; and

     o Our ability to develop and provide new services that meet customers' changing requirements.

Should our efforts to raise additional capital through equity and/or debt financing fail, management is expected to provide the necessary working capital so as to permit us to continue as a going concern.

     Net cash used in operating activities was $(11,200) for the period from inception (January 22, 2001) to November 30, 2001, because of the net loss of $(7,951) incurred, and the adjustments to reconcile net loss to net cash flows from operating activities totaling $(3,249), during the period. For the period from inception to November 30, 2001, net cash flows from investing activities was $(2,950). Net cash flows from financing activities was the $18,116 in debt financing received from an unaffiliated company. Cash increased by $3,966, from $-0- at the beginning of the period to $3,966 at the end of the period, because of the above-described factors.

Inflation
---------

     We believe that inflation has not had a material impact on our business.

Seasonality
-----------

     We do not believe that our business is seasonal.


                                   MANAGEMENT
                                   ----------

Executive Officers and Directors
--------------------------------

     Our executive officers and directors are as follows:

       Name            Age                    Title
-------------------    ---    --------------------------------------------------


David B. Lukens*       40     President, Chief Executive Officer and Director


Tina M. Bogani*        40     Secretary,   Treasurer,  Chief  Financial  and
                              Accounting Officer and Director


General
-------

     The individuals named in the table above may be deemed to be our "parents" and "promoters," as those terms are defined in the General Rules and Regulations under the Securities Act of 1933. Our directors are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Our executive officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors. We expect Ms. Bogani to devote 100% of her time to our business and affairs. Mr. Lukens will devote such time and effort to Pacific InterMedia's business as he deems necessary in order to perform his responsibilities as an executive officer and director of the company. Set forth below under "Business Experience" is a description of the business experience of our executive officers and directors. All organizations with which each executive officer and director is or has been previously employed, are not affiliated with us.

Family Relationships
--------------------

     There is no family relationship between our executive officers and directors.

Business Experience
-------------------


     David B. Lukens has served as the President,  the Chief  Executive  Officer
     ---------------
and a director of Pacific InterMedia since March 1, 2001. He served as our Treasurer from June 7, 2001, through January 3, 2002. Since March 1, 2002, Mr. Lukens has been employed by the Colorado Student Loan Program as an administrative assistant. From November 2001 through February 28, 2002, he was self-employed in Lakewood, Colorado, as a freelance writer and Japanese language instructor. From April through October 2001, Mr. Lukens was employed as a rare coin production specialist by Independent Coin Graders, Englewood, Colorado. From March 1999 through March 2001, Mr. Lukens was employed as an arborist by Mountain High Tree Service, Lakewood, Colorado. He was employed in the position of Adjunct College Instructor in American history by Pikes Peak Community College, Colorado Springs, Colorado, from January 1998 to January 2000. Mr. Lukens was employed by the American Language School, Yatsukaido-Shi Chiba-Ken, Japan, from 1994 through 1996 as an English language instructor to students ranging in age from three to sixty-five. From 1989 through 1992, he was employed by the Japanese Ministry of Education, Saitama, Japan, as an advisor to the local board of education. His publications include articles on governmental and foreign affairs published in Defense & Foreign Affairs, Alexandria, Virginia,
                              -------------------------
and Current News, U.S. Department of Defense, Eastern Pacific whale watching and
    ------------
travel published in the Daily Ymiuri Newspaper,  Tokyo, Japan, and the purchase,
                        ----------------------
governmental  documentation  and export of Japanese swords published in Colorado
                                                                        --------
Token-Kai,  Denver,  Colorado. Mr. Lukens received a B.A. degree in history from
---------
the University of Colorado in 1985 and an M.A. degree in history and public policy from George Washington University in 1989.


     Tina M.  Bogani  has  served as the  Secretary  and a  director  of Pacific
     ---------------
InterMedia since March 1, 2001, and as Pacific InterMedia's Treasurer since January 4, 2002. Ms. Bogani was employed by the U.S. Forest Service as a wildlife biologist/forestry technician from August 1998 through November 2001. From December 1996 through August 1998, she was employed as a spacecraft systems engineer by Lockheed Martin, a global, public company whose core business areas are systems integration, aeronautics, space, technology services and global telecommunications. She was employed in Sunnyvale, California, from December 1996 through August 1997 and in Thornton, Colorado, from September 1997 through August 1998. Ms. Bogani was employed, full time, from January 1993 through November 1996 in loan origination and processing by American Mortgage Network, Denver, Colorado, a mortgage loan brokerage company owned by her father. She received a B.S. degree in aerospace engineering from the University of Colorado in 1984 and 35 credits toward an M.A. degree in wildlife biology from Colorado State University in 1992 and 1993.

Executive Compensation
----------------------


     Since March 1, 2001, Mr. Lukens and, from March 1 through November 30, 2001, Ms. Bogani, our executive officers and directors, have been employed part time. Since December 1, 2001, and for the foreseeable future, Ms. Bogani will devote 100% of her time and effort to Pacific InterMedia. Mr. Lukens will continue to devote such time and effort to the company as he deems necessary in order to perform his responsibilities as an officer and director. Ms. Bogani had received a total of $16,067 in cash at the rate of an average of $20.00 per hour through the date of this prospectus for her services in converting and filing documents with the U.S. Securities and Exchange Commission through EDGAR for public companies and others. Except for the foregoing, no cash compensation has been awarded to, earned by or paid to either Mr. Lukens or Ms. Bogani for all services performed in all capacities for Pacific InterMedia through the date of this prospectus. For the foreseeable future, Mr. Lukens will receive no cash compensation for his services to Pacific InterMedia in all capacities. Ms. Bogani will receive a salary of $50,000 per annum commencing on June 1, 2002, in lieu of compensation on an hourly basis. In this connection, no portion of the proceeds of this offering has been allocated for executive compensation. It is possible that in the future we may establish various executive incentive programs and other benefits, including reimbursement for expenses incurred in connection with our operations, company automobiles and life and health insurance, for our executive officers and directors, but none has yet been granted. The provisions of these plans and benefits will be at the discretion of our Board of Directors. On March 1, 2001, we issued 1,500,000 shares of common stock to each of Mr. Lukens and Ms. Bogani for services performed in connection with our organization valued at $1,500 in the case of each individual, at the rate of $.001 per share.


     Stock Option  Grants.  We have  granted no stock  options as of the date of
     --------------------
this prospectus. In the future, we may offer stock options to prospective employees, non-employee members of the Board of Directors and/or consultants.

     Long-Term Incentive Plans. We do not provide our officers or employees with
     -------------------------
pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future. Our Board of Directors will have discretion over the provisions of these plans.

     Indemnification.  Under  Colorado  law  and  pursuant  to our  Articles  of
     ---------------
Incorporation, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, we have been informed by our counsel that, in the opinion of the U.S. Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

     Compensation of Directors.  Our directors receive no compensation  pursuant
     -------------------------
to any standard arrangement for their services as directors.

     Employment  Agreements.  We have no  employment  agreement  with either Mr.
     ----------------------
Lukens, the President, the Chief Executive Officer and a director of Pacific InterMedia, or Ms. Bogani, the Secretary, the Treasurer and a director of Pacific InterMedia. We may enter into employment agreements with the foregoing after the completion of this offering.

Conflicts of Interest
---------------------

     Our officers and directors are subject to the doctrine of corporate opportunities insofar as business opportunities in which we have expressed an interest as evidenced by resolutions appearing in our records and minutes from time to time. All business opportunities within these designated areas of interest that come to the attention of our officers and directors are required to be promptly disclosed and made available to us. Any officer or director may avail himself or herself of any of these opportunities only after the opportunity has been considered and rejected by Pacific InterMedia or is determined by the Board of Directors to be beyond the scope of the company's area of interest. However, any officer or director is not prohibited from maintaining a business existing prior to the time that it is designated as an area of interest to which the corporate opportunity doctrine applies.


     Mr. David B. Lukens, the President/Chief Executive Officer and a director of Pacific InterMedia, is employed on a full time basis. Because of this and the limited amount of time and effort Mr. Lukens is able to devote to our business, existing and potential continuing conflicts of interest, including time, effort and corporate opportunity, are inherent in his acting as an executive officer and director. Mr. Lukens and Ms. Bogani have agreed that they will not act, during any period in which they serve as our executive officers or directors, as an officer or director of any other company, whether private or public, engaged in any aspect of our business of providing financial publishing services.

                             PRINCIPAL SHAREHOLDERS
                             ----------------------

     The following table sets forth certain information regarding the ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of the shares of common stock offered by this prospectus, by each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, each director and executive officer and all directors and executive officers as a group. Each of our shareholders has sole voting and investment power with respect to the shares he or she beneficially owns.

                                         Shares                    Percent of Class
                                                        -------------------------------------
     Name and Address of             Beneficially        Before             After Offering
                                                                        ---------------------
       Beneficial Owner                  Owned          Offering        Minimum       Maximum
   -----------------------           ------------       --------        -------       -------

David B. Lukens                        1,500,000          50.0%          37.5%         30.0%
4451 South Xeric Way
Denver, Colorado  80237

Tina M. Bogani                         1,500,000          50.0%          37.5%         30.0%
1550 South Carr Street
Lakewood, Colorado  80232

All Directors and Executive
Officers of Pacific InterMedia         3,000,000         100.0%          75.0%         50.0%
as a Group (two persons)

     The information in the above table regarding the ownership of our common stock by each of the named individuals and group, as of the date of this prospectus and as adjusted to reflect the offering, is based upon 3,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. Mr. Lukens and Ms. Bogani serve as our executive officers and members of our Board of Directors.


                              CERTAIN TRANSACTIONS
                              --------------------

     On March 1, 2001, we issued 1,500,000 newly-issued, restricted shares of common stock to each of Mr. David B. Lukens, our President/Chief Executive Officer, and Ms. Tina M. Bogani, our Secretary/Treasurer, for services performed by each individual in connection with our organization valued at $1,500 ($.001 per share).

     Since December 1, 2001, Ms. Bogani has provided us with office space located at 1550 South Carr Street, Lakewood, Colorado 80232, on a rent-free basis pursuant to a verbal agreement. Prior to that time, we rented office space located at 5655 South Yosemite Street, Suite #109A, Greenwood Village, Colorado 80111, from an unaffiliated party pursuant to a lease that has been terminated.

     Because of their present management positions with, organizational efforts on behalf of and percentage share ownership in, Pacific InterMedia, Mr. Lukens, and Ms. Bogani may be deemed to be our "parents" and "promoters," as those terms are defined in the Securities Act of 1933 and the applicable Rules and Regulations under the Securities Act of 1933. Because of these relationships, future transactions between and among Pacific InterMedia, Mr. Lukens and/or Ms. Bogani could not be considered to have occurred at arm's-length.


                                PLAN OF OFFERING
                                ----------------

     We are offering to the public 2,000,000 shares of common stock on a "$50,000 minimum - $100,000 maximum" basis at a purchase price of $.05 per share. Our executive officers and directors will conduct the offering as our agents pursuant to the exemption for an associated person of an issuer of securities deemed not to be a broker pursuant to Regulation Section 240.3a4-1 under the Securities Exchange Act of 1934. Mr. David B. Lukens, our
President/Chief Executive Officer, and Ms. Tina M. Bogani, our Secretary/Treasurer, are both expected to sell shares of common stock in the offering. These individuals will rely upon Rule 3a4-1 under the Securities Act of 1934 in connection with offers and sales of the shares of common stock. Rule 3a4-1 provides that an associated person of an issuer of securities shall not be deemed to be a broker solely by reason of his participation in the sale of the securities of the issuer if the person satisfies all of the conditions of the Rule. Mr. Lukens and Ms. Bogani each satisfy the conditions of Rule 3a4-1, as follows:

     o Neither of these individuals will receive any compensation whatsoever in connection with his or her participation in the offering;

     o Neither Mr. Lukens nor Ms. Bogani is associated with a broker or dealer in any capacity; and

     o    Each of these individuals meets all of the following conditions:

               o Each individual, being an executive officer and director of Pacific InterMedia, primarily performs, and is intended primarily to perform at the end of the offering, substantial duties for and on behalf of Pacific InterMedia otherwise than in connection with sales of shares of common stock in the offering;

               o Neither Mr. Lukens nor Ms. Bogani has been an associated person with a broker or dealer within the preceding twelve months; and

               o    Neither   Mr.   Lukens  nor  Ms.   Bogani   has   previously
          participated in selling an offering of securities for any issuer.

     We will not use public solicitation or general advertising in connection with the offering. We anticipate that all of the purchasers of the common stock will have a pre-existing personal or business relationship with our executive officers and that many purchasers may be their family members or personal friends. Accordingly, Mr. Lukens and Ms. Bogani will endeavor to sell the shares of common stock in face-to-face meetings and via telephone, written and other one-on-one forms of communication.

     This offering is a self-underwritten offering and, accordingly, is not being conducted by a broker-dealer that is a member of, and subject to the Conduct Rules regarding securities distributions promulgated by, the National Association of Securities Dealers, Inc. Accordingly, investors in the shares of common stock being offered by this prospectus will not be afforded the protections of certain of the NASD Conduct Rules applicable only to broker-dealers that are members of the NASD. The NASD Conduct Rules regulate activities such as communications with the public, transactions with customers, permissible commissions, the manner of distribution of securities and the maintenance of records, among other things.

     We will use our best efforts to find purchasers for the shares offered by this prospectus within a period of 90 days from the date of the prospectus, subject to an extension for an additional period not to exceed 90 days. If we are unable to sell at least 1,000,000 shares of common stock within the offering period, then the offering will terminate and we will promptly refund all funds to the subscribers in full, without interest or deduction for expenses relating to the offering.

     We will promptly transmit all funds received during the offering period, pursuant to the terms of the fund escrow agreement dated January 29, 2002, to Citywide Banks, N.A., 8101 East Belleview Avenue, Denver, Colorado 80237. The funds maintained in escrow will not be subject to our creditors or expended for the expenses of this offering. The purchasers of common stock, if any, will be deemed subscribers for the shares of common stock, and not our shareholders, until such time as the funds have been released from escrow and the shares of common stock delivered to the purchasers of the common stock. The funds in escrow will be held for the benefit of those subscribers until released to the purchasers of shares of common stock; who will not receive stock certificates unless and until the funds are released from escrow. During the escrow period, subscribers will have no right to demand the return of their subscriptions. Purchases of securities by executive officers or affiliates of Pacific InterMedia will not be counted towards reaching the minimum number of securities to be sold to break escrow.

     After 1,000,000 shares of common stock have been sold, the offering will continue, but without any refund or escrow provisions, until all 2,000,000 shares of common stock offered are sold, until ninety days (or 180 days if the offering period is extended) from the date of this prospectus or until we terminate the offering, whichever event shall occur first. There are no arrangements for the refund of the proceeds that may be received from the sale of any shares of common stock in addition to the first 1,000,000 shares sold. We may terminate the offering at any time prior to the closing if the sale, payment for or delivery of the common stock is rendered impractical or inadvisable for any reason.


                            DESCRIPTION OF SECURITIES
                            -------------------------

Description of Capital Stock
----------------------------

     Our authorized capital stock consists of 10,000,000 shares of common stock. There are presently two shareholders of record of our 3,000,000 outstanding shares of common stock.

Description of Common Stock
---------------------------

     All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and nonassessable shares. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation of Pacific InterMedia, each shareholder is entitled to receive a proportionate share of the our assets available for distribution to shareholders after the payment of liabilities. All shares of our common stock issued and outstanding are fully-paid and nonassessable and the shares offered pursuant to this prospectus, when issued, will be fully-paid and nonassessable.

     Dividend  Policy.  Holders of shares of common  stock are entitled to share
     ----------------
pro rata in dividends and distributions with respect to the common stock when, as and if declared by the Board of Directors out of funds legally available therefore. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

Transfer Agent
--------------

     First American Stock Transfer, Inc., 610 East Bell Road, Suite #2-155, Phoenix, Arizona 85022, is the transfer agent and registrar for our common stock.


                                  LEGAL MATTERS
                                  -------------

     Cudd & Associates, 12441 West 49th Avenue, Suite #1-A, Wheat Ridge, Colorado 80033, will pass upon certain legal matters in connection with the validity of the issuance of the shares of common stock.


                                     EXPERTS
                                     -------

     Comiskey & Company, P.C., independent certified public accountants, has audited the Financial Statements of Pacific InterMedia, for the periods and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS

                                November 30, 2001

                                    CONTENTS




                                                                     Page


BALANCE SHEET                                                        F-3

STATEMENT OF OPERATIONS                                              F-4

STATEMENT OF CASH FLOWS                                              F-5

NOTES TO FINANCIAL STATEMENTS                                        F-6

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                November 30, 2001



     ASSETS
     ------

CURRENT ASSETS
     Cash and cash equivalents                                     $     3,966
     Accounts receivable                                                 3,786
     Prepaid expenses                                                      200
                                                                   -----------

         Total current assets                                            7,952
                                                                   -----------

EQUIPMENT - AT COST
     Office equipment                                                    6,220
                                                                   -----------
                                                                         6,220
     Less accumulated depreciation                                         471
                                                                   -----------
                                                                         5,749
                                                                   -----------

     Deferred tax asset                                                  1,000
                                                                   -----------

         TOTAL ASSETS                                              $    14,701
                                                                   ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
     ----------------------------------------------

CURRENT LIABILITIES
     Accounts payable                                              $     1,536
     Note payable                                                       18,116
                                                                   -----------

         Total current liabilities                                      19,652
                                                                   -----------

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, $0.001 par value; 10,000,000
         shares authorized; 3,000,000 shares issued and
         outstanding                                                     3,000
     Deficit accumulated during the development stage                   (7,951)
                                                                   -----------

                                                                        (4,951)
                                                                   -----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)      $    14,701
                                                                   ===========






    The accompanying notes are an integral part of the financial statements
                                       F-3

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS


                                             Three months     Inception (January
                                                 ended            22, 2001) to
                                           November 30, 2001   November 30, 2001


Revenues                                    $    6,440           $   20,352

Cost of goods sold                               4,405               10,859
                                            ----------           ----------

     GROSS PROFIT                                2,035                9,493

General and administrative expenses              3,963               21,714
                                            ----------           ----------

     NET LOSS FROM OPERATIONS                   (1,928)             (12,221)

     Gain on sale of equipment                       -                3,270
                                            ----------           ----------

     NET LOSS BEFORE INCOME TAXES               (1,928)              (8,951)

Federal and state income tax benefit                 -               (1,000)
                                            ----------           ----------

     NET LOSS                                   (1,928)              (7,951)

Deficit accumulated during the
development stage

     Balance, beginning of period               (6,023)                   -
                                            ----------           ----------

     Balance, end of period                 $   (7,951)          $   (7,951)
                                            ==========           ==========

NET LOSS PER SHARE                          $  (0.00)            $  (0.00)
                                            ==========           ==========

WEIGHTED AVERAGE NUMBER OF SHARES OF
       COMMON STOCK AND COMMON STOCK
       EQUIVALENTS OUTSTANDING               3,000,000            3,000,000
                                            ==========           ==========









    The accompanying notes are an integral part of the financial statements
                                       F-4

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS


                                                            Three months      Inception (January
                                                               ended             22, 2001) to
                                                         November 30, 2001    November 30, 2001

 CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                $     (1,928)               (7,951)
 Adjustments to reconcile net loss to
      net cash flows from operating activities:
          Gain on sale of equipment                                 -                (3,270)
          Stock for services                                        -                 3,000
          Depreciation                                            368                   471
          Increase in accounts receivable                      (2,705)               (3,786)
          Increase in prepaid expenses                              -                  (200)
          Increase in deferred tax asset                            -                (1,000)
          Increase in accounts payable                             36                 1,536
                                                         ------------          ------------

             Net cash flows from operating activities          (4,229)              (11,200)
                                                         ------------          ------------

 CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from sale of equipment                               -                 6,150
      Purchase of equipment                                    (3,191)               (9,100)
                                                         ------------          ------------


             Net cash flows from investing activities          (3,191)               (2,950)
                                                         ------------          ------------

 CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from note payable                                3,116                18,116
                                                         ------------          ------------

             Net cash flows from financing activities           3,116                18,116
                                                         ------------          ------------

 NET INCREASE (DECREASE) IN CASH
      AND CASH EQUIVALENTS                                     (4,304)                3,966

 CASH AND CASH EQUIVALENTS,
      BEGINNING OF PERIOD                                       8,270                     -
                                                         ------------          ------------

 CASH AND CASH EQUIVALENTS,
      END OF PERIOD                                      $      3,966          $      3,966
                                                         ============          ============









     The accompanying notes are an integral part of the financial statements
                                       F-5

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                November 30, 2001


1.   Management's Representation of Interim Financial Information
     ------------------------------------------------------------
     The accompanying financial statements have been prepared by Pacific InterMedia, Inc. without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. These financial statements should be read in conjunction with the audited financial statements at August 31, 2001.


2.   Termination of leasing arrangement
     ----------------------------------
     Effective December 1, 2001, the Company terminated its lease which had previously been scheduled to extend through March 1, 2002. No cost was incurred by the Company to terminate the lease. The Company moved its offices to the residence to the corporate secretary, for which it pays no rent. For purposes of the financial statements, the Company will record $150 per month beginning in December 2001 as additional paid in capital for the donated rent.

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS

                                 August 31, 2001

                                    CONTENTS




                                                                     Page


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             F-9

BALANCE SHEET                                                        F-10

STATEMENT OF OPERATIONS                                              F-11

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)                          F-12

STATEMENT OF CASH FLOWS                                              F-13

NOTES TO FINANCIAL STATEMENTS                                    F-14 to F-16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders of
Pacific InterMedia, Inc.


We have audited the accompanying balance sheet of Pacific InterMedia, Inc. (a development stage company) as of August 31, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from inception (January 22, 2001) to August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific InterMedia, Inc. as of August 31, 2001, and the results of its operations and cash flows for the period from inception (January 22, 2001) to August 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


Denver, Colorado
October 24, 2001


                                                    /s/ Comiskey & Company, P.C.

                                                    PROFESSIONAL CORPORATION

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 August 31, 2001



     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                      $  8,270
     Accounts receivable                                               1,081
     Prepaid expenses                                                    200
                                                                    ---------

         Total current assets                                          9,551
                                                                    ---------

EQUIPMENT - AT COST
     Office equipment                                                  3,029
                                                                    ---------
                                                                       3,029
     Less accumulated depreciation                                       103
                                                                    ---------
                                                                       2,926
                                                                    ---------

     Deferred tax asset                                                1,000
                                                                    ---------

         TOTAL ASSETS                                               $ 13,477
                                                                    =========

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
     Accounts payable                                               $  1,500
     Note payable                                                     15,000
                                                                    ---------

         Total current liabilities                                    16,500
                                                                    ---------

STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, $0.001 par value; 10,000,000
         shares authorized; 3,000,000 shares issued and
         outstanding                                                   3,000
     Deficit accumulated during the development stage                 (6,023)
                                                                    ---------

                                                                      (3,023)
                                                                    ---------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $ 13,477
                                                                    =========







    The accompanying notes are an integral part of the financial statements.
                                      F-10

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                            STATEMENT OF OPERATIONS
      For the period from inception (January 22, 2001) to August 31, 2001




Revenues                                                        $    13,912

Cost of goods sold                                                    6,454
                                                                  ----------

     GROSS PROFIT                                                     7,458

General and administrative expenses                                  17,751
                                                                  ----------

     NET LOSS FROM OPERATIONS                                       (10,293)
                                                                  ----------

Other income (expenses)
     Gain on sales of equipment                                       3,270
                                                                  ----------

     NET LOSS BEFORE INCOME TAXES                                    (7,023)

Federal and state income tax benefit                                 (1,000)
                                                                  ----------

     NET LOSS                                                        (6,023)

Deficit accumulated during the development stage

     Balance, beginning of period                                        -
                                                                  ----------

     Balance, end of period                                     $    (6,023)
                                                                  ==========

NET LOSS PER SHARE                                              $      (NIL)
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF SHARES OF
       COMMON STOCK AND COMMON STOCK
       EQUIVALENTS OUTSTANDING                                    3,000,000
                                                                  ==========








    The accompanying notes are an integral part of the financial statements.
                                      F-11

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
       For the period from inception (January 22, 2001) to August 31, 2001


                                          Common stock                              Deficit             Total
                                     -----------------------      Additional      Accumulated       stockholders'
                                     Number of                     paid-in         during the           equity
                                      shares         Amount        capital     development stage      (deficit)
                                      -------        -------      --------     -----------------    -------------
Common stock issued for
     services, January 2001,
     $0.001 per share               3,000,000       $ 3,000        $    -           $      -          $  3,000

Net loss, August 31, 2001                   -             -             -             (6,023)           (6,023)
                                    ----------      --------       -------           --------         ---------

Balance, August 31, 2001            3,000,000       $ 3,000        $    -           $ (6,023)         $ (3,023)
                                    ==========      ========       =======          =========         =========





























    The accompanying notes are an integral part of the financial statements.
                                      F-12

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                            STATEMENT OF CASH FLOWS
       For the period from inception (January 22, 2001) to August 31, 2001


 CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                       $    (6,023)
 Adjustments to reconcile net loss to
      net cash flows from operating activities:
          Gain on sales of equipment                                 (3,270)
          Depreciation                                                  103
          Stock for services                                          3,000
          Increase in accounts receivable                            (1,081)
          Increase in prepaid expenses                                 (200)
          Increase in deferred tax asset                             (1,000)
          Increase in accounts payable                                1,500
                                                                 -----------

              Net cash flows from operating activities               (6,971)
                                                                 -----------

 CASH FLOWS FROM INVESTING ACTIVITIES
      Purchase of equipment                                          (5,909)
      Proceeds from sales of equipment                                6,150
                                                                 -----------

              Net cash flows from investing activities                  241
                                                                 -----------

 CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from note payable                                     15,000
                                                                 -----------

              Net cash flows from financing activities               15,000
                                                                 -----------

 NET INCREASE IN CASH
      AND CASH EQUIVALENTS                                            8,270

 CASH AND CASH EQUIVALENTS,
      BEGINNING OF PERIOD                                               -
                                                                 -----------

 CASH AND CASH EQUIVALENTS,
      END OF PERIOD                                             $     8,270
                                                                 ===========






    The accompanying notes are an integral part of the financial statements.
                                      F-13

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2001


1.   Summary of Significant Accounting Policies
-----------------------------------------------
     Description
     -----------
     Pacific InterMedia, Inc. (the "Company") was incorporated under the laws of the State of Colorado on January 22, 2001. The principal office of the corporation is 5655 S. Yosemite Street, Greenwood Village, Colorado 80111.

     The Company is a media consulting company that provides EDGARizing and other services for publicly-traded companies.


     Accounting Method
     -----------------
     The Company records income and expenses on the accrual method. Income is recognized as earned at the time services are performed. Expenses are recorded when the obligation is incurred.


     Fiscal Year
     -----------
     The fiscal year of the corporation is August 31.

     Loss per Share
     --------------
     Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

     Depreciation
     ------------
     Depreciation for both financial reporting and tax purposes is provided on the straight-line and accelerated methods over the following estimated useful lives:

                  Office equipment                 5  years

     Repairs and Maintenance
     -----------------------
     Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

     Concentration of Credit Risk
     ----------------------------
     The Company operates primarily in Colorado. The Company grants credit to its customers, which are predominantly businesses within the Denver area.

     As of August 31, 2001, accounts receivable from three customers accounted for approximately 95% of accounts receivable.

     During the period ended August 31, 2001, four customers accounted for approximately 78% of revenues.

     Financial Instruments
     ---------------------
     Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such amounts.

     Statement of Cash Flows
     -----------------------
     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     There was no cash paid during the period ended August 31, 2001 related to interest or income taxes.

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2001


1.   Summary of Significant Accounting Policies (continued)
-----------------------------------------------------------
     Use of Estimates
     ----------------
     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that effect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     Consideration of Comprehensive Income Items
     -------------------------------------------
     For the period ended August 31, 2001, the Company's financial statements do not contain any changes that are required to be reported separately in comprehensive income.

2.   Stockholders' Equity
-------------------------
     As of August 31, 2001, 3,000,000 shares of the Company's $0.001 par value common stock were issued and outstanding. Of these, all shares had been issued for services.

3.   Related Party Transactions
-------------------------------
     One stockholder performs contract labor services for the Company and is compensated at an hourly rate.

4.   Income Taxes
-----------------
     The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

     The components of income tax benefit are:

         Increase in deferred tax                         $     1,000
                                                          ===========

     The net tax benefit for the period ended August 31, 2001 results from the effective utilization of actual tax credits and net operating loss carryforwards available.

     The Company's total deferred tax assets and deferred tax liabilities at August 31, 2001 are as follows:

         Deferred tax assets
              Non-benefited tax losses and credits        $     1,000
                                                          -----------

                  Total deferred tax assets                     1,000
                                                          -----------

                  Net deferred tax assets                 $     1,000
                                                          ===========

     No valuation allowance has been established against the realization of the deferred tax assets as future earnings projections indicate that the Company will generate taxable income against which the deferred tax assets will be offset.

                            Pacific InterMedia, Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 2001


4.   Income Taxes (continued)
-----------------------------
     The Company has investment tax credit carryforwards of approximately $30 expiring in 2003. The Company also has federal and state net operating loss carryforwards of approximately $6,200 expiring during the year 2021.

     The difference between statutorily calculated tax benefit and the actual benefit is due to non-deductible meals and entertainment.

5.   Lease Commitments
----------------------
     The Company leases its office space under a lease expiring March 1, 2002. Minimum lease payments due for the year ending August 31, 2002 are $1,800. Rent expense for the period ended August 31, 2001 was $1,200.

6.   Note Payable
-----------------
     The Company has a $15,000 note payable related to a terminated acquisition. The note carries no interest and is payable on demand.


7.  Going Concern
-----------------
     The Company has been in existence since January 2001 and has exhibited negative financial trends, including a cumulative net loss of approximately $8,000 since inception. As a result of outside funding in the form of a $18,116 demand note related to a terminated acquisition, the Company's current liabilities exceeded its current assets by $11,700 at November 30, 2001. The Company is pursuing a business plan to mitigate the effects of these negative trends. The Company is currently in the process of completing a registration statement for the sale of equity securities, the offering of which is expected to net on a best-efforts basis between $40,000 and $90,000 in proceeds. In addition, the Company projects that it will continue to generate increasing revenues from operations in fiscal 2002, and will be able to reduce operating costs through the deferral of expenses, through contributed services by its officers and through cost savings as a result of the termination of its existing rental arrangement in favor of a free rent arrangement with management.

                     (OUTSIDE BACK COVER PAGE OF PROSPECTUS)

                   TABLE OF CONTENTS                       PACIFIC INTERMEDIA,
                   -----------------                              INC.
                                                           -------------------

Item                                               Page
----                                               ----

PROSPECTUS SUMMARY................................   2
  The Company.....................................   2
  The Offering....................................   2      2,000,000 Shares
  Selected Financial Information..................   2      of Common Stock
                                                           ------------------
RISK FACTORS......................................   3


Risk Factors Related to Our Business..............   3
We are a development-stage company with
  limited prior business operations...............   3
We have realized very limited revenue
  and no earnings, and we may not be able
  to achieve profitable operations in the
  future..........................................   4
We expect significant increases in our
  costs and expenses that may result in
  continuing losses for at least the next
  year, which, in turn, may cause a dramatic
  change in our business plan or the sale,
  merger or bankruptcy of our business............   4
We have limited assets and working
  capital and minimal shareholders' equity
  and, if our financial condition does not
  improve, we will cease operations and our
  shareholders will lose their entire
  investment......................................   4
We may not be able to continue in operation
  as a going concern..............................   5
We may not succeed in establishing the
  Pacific InterMedia brand, which would
  adversely affect customer acceptance and
  our revenues....................................   5
Advertising in traditional media or on the
  Internet may not be available at reasonable
  cost and, if we incur significantly higher
  expenditures for advertising and promotion
  than we anticipate in order to establish our
  brand, we may be unable to achieve
  profitability...................................   5
Because we have a limited number of customers
  and the majority of our revenues is derived
  from four customers, we are at risk because
  the loss of any of these four customers would
  adversely affect us and because of the
  concentration of our credit risk among so
  few customers...................................   6
Unless we obtain a sufficient number of
  customers, investors may lose their
  investments.....................................   6
Unless we deliver services on a timely and
  cost-effective basis, our customers may not
  remain loyal, long-term customers and our
  revenues will suffer............................   6
Our lack of a marketing organization and
  limited marketing capability may adversely
  affect customer acceptance and our
  revenues........................................   7
Intense competition may result in price
  reductions and decreased demand for our
  services and we will be at a competitive
  disadvantage as compared to virtually all
  existing companies in overcoming these
  competitive factors.............................   7
Because our executive officers and
  directors are our only two employees and
  have limited experience, we may not
  be able to achieve profitability or
  maintain our operations with the limited
  experience of these individuals.................   7
Because our executive officers and directors
  devote limited time to our business, the
  limited time commitment of these
  individuals may prevent us from achieving
  profitability or maintaining our
  operations......................................   8
Because our executive officers and directors
  are not bound by employment agreements,
  either individual may leave with little
  or no prior notice..............................   8
We depend on our ability to build and
  maintain relationships with expert
  consultants at acceptable compensatory
  rates and, if we fail to build and maintain
  these relationships, our reputation and the
  results of our operations may be harmed.........   8
Our President/Chief Executive Officer has
  conflicts of interest as a result of his
  inability to devote full time to Pacific
  InterMedia that may have a negative
  impact on our operations and prospective
  shareholders....................................   8
Possible modification by the Securities and
  Exchange Commission of the EDGAR
  system or the persons required to make
  submissions on EDGAR may negatively
  affect our business and result in a decrease
  in demand for our services, which would
  cause a decline in our sales....................   9

Risk Factors Related to This Offering.............   9
There is no public market for our common
  stock and, if a public market fails to
  develop or be sustained, then investors
  may be unable to sell, and therefore lose
  their investments in, the shares of
  common stock....................................   9
Because our management will continue
  to control Pacific InterMedia, they will
  be able to determine the outcome of all
  matters requiring approval of our
  shareholders....................................   9
Our stock price will fluctuate after this
  offering, which may result in substantial
  losses for investors............................   9
New shareholders will incur substantial
  dilution of approximately $.03 to $.04 per
  share as a result of this offering..............  10
The proceeds of this offering may be
  inadequate to sustain our continued
  operation.......................................  10
Sales of substantial amounts of our shares
  may depress our stock price.....................  10
There is no guarantee that we will be able to
  raise the necessary funds in this offering or
  that additional funds will be available to us
  when we need them and, if financing is
  unavailable, we may need to dramatically
  change our business plan, sell or merge our
  business or face bankruptcy.....................  11

DETERMINATION OF OFFERING
  PRICE...........................................  11

ADDITIONAL INFORMATION............................  11

DILUTION..........................................  12

USE OF PROCEEDS...................................  13

BUSINESS..........................................  15
  General.........................................  15
  Services........................................  15
  EDGAR Conversion and Filing Services............  16
  Composition and Placement of Articles and
    Press Releases................................  17
  Brochure Development............................  18
  Marketing.......................................  18
  Competition.....................................  19
  Government Regulation...........................  20
  Employees and Consultants.......................  20
  Facilities......................................  21
  Legal Proceedings...............................  21

PLAN OF OPERATION.................................  22
  General.........................................  22
  Plan of Operation...............................  23
  Milestones......................................  24
  Results of Operations...........................  24
  Financial Condition, Liquidity and
    Capital Resources.............................  25
  Inflation.......................................  25
  Seasonality.....................................  25

MANAGEMENT........................................  25
  Executive Officers and Directors................  25
  General.........................................  26
  Family Relationships............................  26
  Business Experience.............................  26
  Executive Compensation..........................  27
  Conflicts of Interest...........................  28

PRINCIPAL SHAREHOLDERS............................  28

CERTAIN TRANSACTIONS..............................  29

PLAN OF OFFERING..................................  30

DESCRIPTION OF SECURITIES.........................  31      __________________
Description of Capital Stock......................  31
Description of Common Stock.......................  31         PROSPECTUS
Transfer Agent....................................  32      __________________

LEGAL MATTERS.....................................  32

EXPERTS...........................................  32

FINANCIAL STATEMENTS..............................  F-1


(boldface)
Until  __________  __,  2002 (90 days  after the date of this  prospectus),  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
(end boldface)

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
                ------------------------------------------------

Item 24.  Indemnification of Directors and Officers.
----------------------------------------------------

     Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act provide for the indemnification of the officers, directors and controlling persons of a corporation as follows:

     Section 7-109-101 Definitions.   As used in this article:
     ------------------------------

     (1) "Corporation" includes any domestic or foreign entity that is a predecessor of a corporation by reason of a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3)  "Expenses" includes counsel fees.

     (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

     (5) "Official capacity" means, when used with respect to a director, the office of director in a corporation and, when used with respect to a person other than a director as contemplated in section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

     (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means and threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     7-109-102.   Authority to indemnify directors.
     ----------------------------------------------

     (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

          (a) The person conducted himself or herself in good faith; and

          (b) The person reasonably believed:

               (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

          (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph (a) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4)  A corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     7-109-103.  Mandatory  indemnification of directors.  Unless limited by its
     ----------------------------------------------------
articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

     7-109-104.    Advance of expenses to directors.
     -----------------------------------------------

     (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) The director furnishes to the corporation a written affirmation of the director's good faith belief that he or she has met the standard of conduct described in section 7-109-102;

          (b) The director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Determinations and authorizations of payments under this section shall be made in the manner specified in section 7-109-106.

     7-109-105.   Court-ordered indemnification of directors.
     --------------------------------------------------------

     (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

     7-109-106. Determination and authorization of indemnification of directors.
     ---------------------------------------------------------------------------

     (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104 (1) (a) and (1) (b) are received and the determination required by section 7-109-104 (1) (c) has been made.

     (2) The determinations required by subsection (1) of this section shall be made:

          (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

          (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

     (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting the quorum or the committee so directs, the determination required to be made by subsection (1) of this section shall be made:

          (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

          (b) By the shareholders.

     (4) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected this counsel.

     7-109-107. Indemnification of officers, employees, fiduciaries, and agents.
     ---------------------------------------------------------------------------

     (1)  Unless otherwise provided in the articles of incorporation:

          (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

          (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

          (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action by its board of directors or shareholders, or contract.

     7-109-108.  Insurance.  A  corporation may  purchase and maintain insurance
     ----------------------
on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

     7-109-109.   Limitation of indemnification of directors.
     --------------------------------------------------------

     (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

     (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     7-109-110.  Notice to shareholders  of  indemnification  of director.  If a
     ---------------------------------------------------------------------
corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.


Item 25.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

     The following is an itemized statement of the expenses incurred in connection with this registration statement and the issuance and distribution of the shares of common stock being registered under this registration statement. All such expenses will be paid by Pacific InterMedia.


Securities and Exchange Commission registration fee...........     $     25
NASD fee......................................................          510
Legal fees and expenses.......................................       20,000
Accounting fees and expenses..................................        3,500
Blue sky fees and expenses....................................          500
Transfer agent fees and expenses..............................          500
Printing, electronic filing and engraving expenses............          500
Miscellaneous expenses........................................          465
                                                                      -----

TOTAL              ...........................................     $ 26,000


All  of  the  above  items  except  the  Securities   and  Exchange   Commission
registration and NASD fees are estimates.

Item 26.  Recent Sales of Unregistered Securities.
--------------------------------------------------

     Since January 22, 2001, the date of our inception, we have sold securities in transactions summarized in the following subsections (a) and (b).


(a)

                                                                      Number of Shares
      Purchaser       Date of Sale          Consideration           of Common stock Sold
-------------------   ------------    --------------------------    --------------------

David B. Lukens        3/1/01         Services valued at $1,500          1,500,000

Tina M. Bogani         3/1/01         Services valued at $1,500          1,500,000


(b) On June 6, 2001, we issued a non-interest-bearing, demand promissory note dated June 6, 2001, in the principal amount of $18,116 payable to Ross Investments, Inc., an unaffiliated party.

     With  respect to the sale  described  in  subsection  (a),  we relied  upon
Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving any public offering, as an exemption from the registration requirements of Section 5 of the Securities Act of 1933. As the President/Chief

Executive Officer and Secretary/Treasurer, respectively, of Pacific InterMedia, Mr. Lukens and Ms. Bogani had access to information enabling them to evaluate the merits and risks of the transaction on the date of sale. Mr. Lukens and Ms Bogani each represented in writing that he or she acquired the securities for investment for his or her own account and not with a view to distribution. Stop transfer instructions have been issued to Pacific InterMedia's transfer agent with respect to the securities, and the transfer agent has been instructed to issue the certificates representing the securities bearing a restrictive investment legend. Each purchaser signed a written agreement stating that the securities will not be sold except by registration under the Securities Act of 1933 or pursuant to an exemption from registration.

     With respect to the issuance of the promissory note described in subsection
(b), we relied upon Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving any public offering, as an exemption from the registration requirements of Section 5 of the Securities Act of 1933. The executive officers, directors and shareholders of the holder of the promissory note had a pre-existing personal or business relationship with Pacific InterMedia's executive officers. Each said person had enough knowledge and experience in finance and business matters to evaluate the risks and merits of making the loan to Pacific InterMedia evidenced by the promissory note. The company made the determination that the note holder was a sophisticated investor whose executive officers, directors and shareholders had enough knowledge and experience in business to evaluate the risks and merits of the loan. Additionally, each of these persons had access to the kind of information normally provided in a prospectus. The promissory note holder represented in writing that it received the promissory note for investment for its own account and not with a view to distribution. The note holder signed a written agreement stating that the promissory note will not be sold except by registration under the Securities Act of 1933 or pursuant to an exemption from registration.


Item 27.  Exhibits.
-------------------

     The following Exhibits are filed as part of this Registration Statement on Form SB-2.

     Item
     Number                               Description
     ------                               -----------


     (3.1) Articles of Incorporation of Pacific InterMedia, Inc., filed September 21, 1999.

     (3.2)     Bylaws of Pacific InterMedia, Inc.

     (3.3) Certificate of Assumed or Trade Name of Pacific InterMedia, Inc., filed February 22, 2001.

     (4)       Form of stock certificate.

     (5)*      Opinion and Consent of Cudd & Associates.

     (10.1) Fund Escrow Agreement dated January 29, 2002, between Pacific InterMedia, Inc., and Citywide Banks, N.A.

     (10.2) Non-interest-bearing, demand Promissory Note dated June 6, 2001, from Pacific InterMedia, Inc., as the maker, to Ross Investments, Inc., as the holder, in the principal amount of $15,000.

     (10.3) Amended non-interest-bearing, demand Promissory Note dated January 29, 2002, from Pacific InterMedia, Inc., as the maker, to Ross Investments, Inc., as the holder, in the principal amount of $18,116.

     (10.4)*   Form of Subscription Agreement.

     (23.1)*   Consent of Comiskey and Company, P.C.

     (23.2)*   Consent of Cudd &  Associates (included  in Exhibit (5)  hereto).


------------------

     *Filed herewith.


Item 28.  Undertakings.
-----------------------

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES
                                   ----------


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on March 18, 2002.

                                        PACIFIC INTERMEDIA, INC.
                                             (Registrant)




                                        By:                  /s/ David B. Lukens
                                            ------------------------------------
                                            David B. Lukens, President and Chief
                                            Executive Officer



In accordance with the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement was signed by the following persons in the capacities and on the dates stated.



Date:  March 18, 2002                                        /s/ David B. Lukens
                                            ------------------------------------
                                            David B. Lukens, President, Chief
                                            Executive Officer and Director



Date:  March 18, 2002                                         /s/ Tina M. Bogani
                                            ------------------------------------
                                            Tina M. Bogani, Secretary, Treasurer
                                            and Director

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this Registration Statement on Form SB-2.

     Item
     Number                             Description
     ------                             -----------


     (3.1) Articles of Incorporation of Pacific InterMedia, Inc., filed January 22, 2001.

     (3.2)      Bylaws of Pacific InterMedia, Inc.

     (3.3) Certificate of Assumed or Trade Name of Pacific InterMedia, Inc., filed February 22, 2001.

     (4)        Form of stock certificate.

     (5)*       Opinion and Consent of Cudd & Associates.

     (10.1) Fund Escrow Agreement dated January 29, 2002, between Pacific InterMedia, Inc., and Citywide Banks, N.A.

     (10.2) Non-interest-bearing, demand Promissory Note dated June 6, 2001, from Pacific InterMedia, Inc., as the maker, to Ross Investments, Inc., as the holder, in the principal amount of $15,000.

     (10.3) Amended non-interest-bearing, demand Promissory Note dated January 29, 2002, from Pacific InterMedia, Inc., as the maker, to Ross Investments, Inc., as the holder, in the principal amount of $18,116.

     (10.4)*   Form of Subscription Agreement.

     (23.1)*   Consent of Comiskey and Company, P.C.

     (23.2)*   Consent of Cudd & Associates (included in Exhibit  (5)  hereto).


------------------

         *Filed herewith.